Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made or may make from time to time. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We cannot assure you that any of the events discussed below will not occur. Such risks may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy.

Unless otherwise stated in these risk factors or the context otherwise requires, references in these risk factors to:

•	“Enliven” refers to Enliven Therapeutics, Inc., a Delaware corporation (formerly, Imara Inc.)

•	“Former Enliven” refers to Enliven Inc. (formerly, Enliven Therapeutics, Inc.)

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“Merger” refers to the series of transactions, completed on February 23, 2023, on which, among other things, Iguana Merger Sub, Inc., a Delaware corporation and subsidiary of Enliven, merged with and into Former Enliven, with Former Enliven continuing as the wholly owned subsidiary of Enliven and the surviving corporation of the Merger. Following the completion of the Merger, the business conducted by Enliven became the business conducted by Former Enliven.

Capitalized terms not defined herein shall have the meaning granted to them in the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on January 23, 2023 (the “definitive proxy statement/prospectus”).

Risk Factor Summary

Enliven is early in its development efforts, with a limited operating history, and it has no products approved for commercial sale, which may make it difficult for you to evaluate its current business and likelihood of success and future viability.

•	Former Enliven incurred significant net losses in each period since its inception, and Enliven expects to continue to incur significant net losses for the foreseeable future.

•	Former Enliven never generated revenue from product sales and Enliven may never achieve or maintain profitability.

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Enliven is substantially dependent on ELVN-001 and ELVN-002. If Enliven is unable to advance ELVN-001 or ELVN-002 through clinical development, obtain regulatory approval and ultimately commercialize such product candidates, or experiences significant delays in doing so, Enliven’s business will be materially harmed.

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The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of Enliven’s clinical trials may not satisfy the requirements of the FDA, European Medicines Agency, or EMA, or other comparable foreign regulatory authorities.

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Enliven has limited resources and is currently focusing its efforts on ELVN-001 and ELVN-002 for development in particular indications and advancing its other research programs. As a result, Enliven may fail to capitalize on programs, product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

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Enliven’s prospects depend in large part upon developing and commercializing ELVN-001 and ELVN-002 and discovering, developing and commercializing product candidates from its other research programs, and failure to successfully identify, develop and commercialize additional product candidates could impair Enliven’s ability to grow.

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If clinical trials of Enliven’s product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, Enliven would incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates.

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The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If Enliven is ultimately unable to obtain regulatory approval of its product candidates, Enliven will be unable to generate product revenue and its business will be substantially harmed.

•	Enliven’s success depends on its ability to protect its intellectual property and its proprietary technologies.

•	The market price of Enliven’s common stock is expected to be volatile, and the market price of the common stock may drop.

•	Enliven may be unable to integrate successfully and realize the anticipated benefits of the Merger.

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Enliven will need substantial additional funding before it can complete the development of its product candidates. If Enliven is unable to obtain such additional capital on favorable terms, on a timely basis or at all, it would be forced to delay, reduce or eliminate its product development and clinical programs and may not have the capital required to otherwise operate its business.

•	Enliven will continue to incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Risks Related to Enliven’s Limited Operating History, Financial Position and Need for Additional Capital

Enliven is early in its development efforts, with a limited operating history, and it has no products approved for commercial sale, which may make it difficult for you to evaluate its current business and likelihood of success and future viability.

Enliven is a clinical stage biopharmaceutical company with a limited operating history upon which you can evaluate its business and prospects.

Former Enliven commenced operations in June 2019, has never completed a clinical trial, has no products approved for commercial sale and has never generated any revenue. Drug development is a highly uncertain undertaking and involves a substantial degree of risk. To date, Former Enliven has devoted substantially all of its resources to developing ELVN-001 and ELVN-002, its research and development activities, business planning, establishing and maintaining its intellectual property portfolio, hiring personnel, raising capital, and providing general and administrative support for these operations. Enliven is currently evaluating ELVN-001 in a Phase 1 clinical trial in adults with CML, and Enliven filed an IND for ELVN-002 and received clearance of the IND from the FDA in the fourth quarter of 2022. Enliven recently advanced its ELVN-002 program into Phase 1 based on the activation of the first clinical site. Enliven has not initiated clinical trials for any other product candidate.

Enliven has not yet demonstrated its ability to complete any clinical trials, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. As a result, it may be more difficult for investors to accurately predict Enliven’s likelihood of success and viability than it could be if it had a longer operating history.

In addition, Enliven may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields. Enliven also expects that, as it advances its product candidates, it will need to transition from a company with a research and development focus to a company capable of supporting commercial activities. Enliven has not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If Enliven does not adequately address these risks and difficulties or successfully make such a transition, its business will suffer.

Former Enliven has incurred significant net losses in each period since its inception, and Enliven expects to continue to incur significant net losses for the foreseeable future.

Former Enliven incurred significant net losses in each reporting period since its inception, has not generated any revenue to date and has financed its operations principally through private placements of its preferred stock. Former Enliven’s net loss was $24.7 million for the year ended December 31, 2021. As of September 30, 2022, Former Enliven had an accumulated deficit of $73.3 million. Enliven is still in the very early stages of development of its product candidates and has not yet completed any clinical trials. As a result, it expects that it will be many years, if ever, before it has commercialized a product and can generate revenue from product sales. Even if it succeeds in receiving marketing approval for and commercializing one or more of its product candidates, it expects that it will continue to incur substantial research and development and other expenses in order to discover, develop and market additional potential products.

Enliven expects to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses Enliven incurs may fluctuate significantly from quarter to quarter such that a period-to-period comparison of its results of operations may not be a good indication of its future performance. The size of Enliven’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. Enliven’s prior losses and expected future losses have had and will continue to have an adverse effect on its working capital, its ability to fund the development of its product candidates and its ability to achieve and maintain profitability and the performance of its stock.

Former Enliven has never generated revenue from product sales and may never achieve or maintain profitability.

Former Enliven has never generated any revenue from commercial product sales. To become and remain profitable, Enliven must develop and eventually commercialize product candidates with significant market potential, which will require it to be successful in a range of challenging activities. These activities can include completing preclinical studies and clinical trials of Enliven’s product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those products that are approved and satisfying any post-marketing requirements. Enliven does not anticipate generating any revenue from product sales for many years, if ever. Enliven’s ability to generate revenue and achieve profitability depends significantly on its ability to achieve several objectives, including:

•	successful and timely completion of clinical development of ELVN-001 and ELVN-002 and preclinical and clinical development of other research programs and any other future programs;

•	establishing and maintaining relationships with CROs and clinical sites for the clinical development of ELVN-001, ELVN-002 and any other future programs;

•	timely receipt of marketing approvals from applicable regulatory authorities for any product candidates for which Enliven successfully completes clinical development;

•	developing an efficient and scalable manufacturing process for Enliven’s product candidates, including obtaining finished products that are appropriately packaged for sale;

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establishing and maintaining commercially viable supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for Enliven’s product candidates, if approved;

•	successful commercial launch following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

•	a continued acceptable safety profile following any marketing approval of Enliven’s product candidates;

•	commercial acceptance of Enliven’s product candidates by patients, the medical community and third-party payors;

•	satisfying any required post-marketing approval commitments to applicable regulatory authorities;

•	identifying, assessing and developing new product candidates;

•	obtaining, maintaining and expanding patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	defending against third-party interference or infringement claims, if any;

•	entering into, on favorable terms, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize Enliven’s product candidates;

•	obtaining and maintaining coverage and adequate reimbursement by third-party payors for Enliven’s product candidates;

•	addressing any competing therapies and technological and market developments; and

•	attracting, hiring and retaining qualified personnel.

Enliven may never be successful in achieving its objectives and, even if it does, may never generate revenue that is significant or large enough to achieve profitability. If Enliven does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Enliven’s failure to become and remain profitable would decrease the value of its company and could impair its ability to maintain or further its research and development efforts, raise additional necessary capital, grow its business and continue its operations.

Any changes in the manufacturing process, suppliers, or facilities will require further comparability analysis and approval by the FDA before implementation, which could delay Enliven’s clinical trials and product candidate development, and could require additional clinical trials, including bridging studies, to demonstrate consistent and continued safety and efficacy.

Former Enliven has not previously submitted a New Drug Application (NDA) to the FDA or similar approval filings to a comparable foreign regulatory authority for any product candidate. An NDA or other relevant regulatory filing must include extensive nonclinical and clinical data and supporting information to establish that the product candidate is safe and effective for each desired indication. The NDA or other relevant regulatory filing must also include significant information regarding the chemistry, manufacturing and controls for the product candidate. Enliven cannot be certain that its current or future product candidates will be successful in clinical trials or receive regulatory approval. If Enliven does not receive regulatory approvals for current or future product candidates, it may not be able to continue its operations. Even if Enliven successfully obtains regulatory approval to market a product candidate, its revenue will depend, in part, upon the size of the markets in the territories for which it receives regulatory approval and has commercial rights, the availability of competitive therapies and whether there are sufficient levels of reimbursement and adoption by physicians.

Risks Related to the Discovery, Development and Commercialization of Enliven’s Product Candidates

Enliven is very early in its development efforts. In addition, Enliven is substantially dependent on ELVN-001 and ELVN-002. If Enliven is unable to advance ELVN-001 or ELVN-002 through clinical development, obtain regulatory approval and ultimately commercialize such product candidates, or experience significant delays in doing so, Enliven’s business will be materially harmed.

Enliven is very early in its development efforts. Enliven is currently evaluating ELVN-001 in a Phase 1 clinical trial in adults with CML and Enliven filed an IND for ELVN-002 and received clearance of the IND from the FDA in the fourth quarter of 2022. Enliven recently advanced its ELVN-002 program into Phase 1 based on the activation of the first clinical site. Enliven has not initiated clinical trials for any other product candidate and Enliven may experience unexpected or adverse results in the future. Enliven will be required to demonstrate thorough, adequate and well-controlled clinical trials that its product candidates are safe and effective, with a favorable benefit-risk profile, for use in their target indications before Enliven can seek regulatory approvals for their commercial sale. Enliven’s initial clinical trials will begin with relatively small cohorts before expanding in size in subsequent cohorts. If safety issues arise in an early cohort, Enliven may be delayed or prevented from subsequently expanding into larger trial cohorts. Enliven’s ability to generate product revenue, which it does not expect will occur for many years, if ever, will depend heavily on the successful clinical development and eventual commercialization of ELVN-001 and ELVN-002. Enliven is not permitted to market or promote any product candidate before it receives marketing approval from the FDA, EMA or any comparable foreign regulatory authorities, and Enliven may never receive such marketing approvals.

The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of Enliven’s clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.

Enliven will be required to demonstrate with substantial evidence through well-controlled clinical trials that its product candidates are safe and effective for use in a diverse population before it can seek marketing approvals for their commercial sale. Preclinical and clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because Enliven’s product candidates are in early stages of developments, there is a high risk of failure and Enliven may never succeed in developing marketable products.

The results of preclinical studies may not be predictive of the results of clinical trials of Enliven’s product candidates. Moreover, the results of early clinical trials may not be predictive of the results of later-stage clinical trials. Although product candidates may demonstrate promising results in preclinical studies and early clinical trials, they may not prove to be safe or effective in subsequent clinical trials. Favorable results from certain animal studies may not accurately predict the results of other animal studies or of human trials, due to the inherent biologic differences in species, the differences between testing conditions in animal studies and human trials, and the particular goals, purposes, and designs of the relevant studies and trials.

There is typically an extremely high rate of attrition from the failure of product candidates proceeding through preclinical studies and clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Likewise, early, smaller-scale clinical trials may not be predictive of eventual safety or effectiveness in large-scale pivotal clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy, insufficient durability of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that commence preclinical studies and clinical trials are never approved as products. The development of Enliven’s product candidates and Enliven’s stock price may also be impacted by inferences, whether correct or not, that are drawn between the success or failure of preclinical studies or clinical trials of Enliven’s competitors or other companies in the biopharmaceutical industry, in addition to Enliven’s own preclinical studies and clinical trials.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with Enliven’s product candidates may also be undergoing surgical, radiation and chemotherapy treatments and may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to Enliven’s product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, Enliven’s clinical trial outcomes.

Any preclinical studies or clinical trials that Enliven conducts may not demonstrate the safety and efficacy necessary to obtain regulatory approval to market its product candidates. If the results of Enliven’s ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety and efficacy of its product candidates, if it does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its product candidates, Enliven may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in safety or efficacy results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

Enliven does not know whether any preclinical studies or clinical trials it may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of its product candidates.

Enliven has limited resources and is currently focusing its efforts on ELVN-001 and ELVN-002 for development in particular indications and advancing its other research programs. As a result, Enliven may fail to capitalize on programs, product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Enliven is currently focusing its resources and efforts on ELVN-001, ELVN-002 and advancing its other research programs. Because Enliven has limited financial and managerial resources, it must focus on a limited number of research programs and product candidates and on specific indications. As a result, Enliven may forgo or delay pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential. Enliven’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. Enliven’s spending on current and future research and development activities for ELVN-001, ELVN-002 and its other research programs may not yield any commercially viable products. If Enliven does not accurately evaluate the commercial potential or target markets for ELVN-001, ELVN-002 and its other research programs, or the product candidates it is currently developing in these programs, Enliven may relinquish valuable rights to its product candidates or programs through collaboration, licensing or other strategic arrangements in cases in which it would have been more advantageous for it to retain sole development and commercialization rights to such product candidate or program.

Enliven’s prospects depend in large part upon developing and commercializing ELVN-001 and ELVN-002 and discovering, developing and commercializing product candidates from its other research programs, and failure to successfully identify, develop and commercialize additional product candidates could impair Enliven’s ability to grow.

Enliven’s future operating results are dependent on its ability to successfully discover, develop, obtain regulatory approval for and commercialize product candidates including ELVN-001, ELVN-002 and product candidates from its research programs. A product candidate can unexpectedly fail at any stage of development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.

The success of ELVN-001, ELVN-002 and other product candidates Enliven may develop will depend on many factors, including the following:

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successful and timely completion of preclinical studies, including generating sufficient data to support the initiation or continuation of preclinical studies and clinical trials, including data that demonstrates improved efficacy, safety, and patient convenience compared to Enliven’s competitors’ products;

•	obtaining IRB approval at each clinical trial site;

•	approval of INDs for Enliven’s planned clinical trials and future clinical trials;

•	addressing any potential delays resulting from factors related to the COVID-19 pandemic;

•	the timely manufacture of sufficient quantities of a product candidate for use in clinical trials;

•	successful initiation and completion of clinical trials;

•	successful and timely patient selection and enrollment in and completion of clinical trials;

•	maintaining and establishing relationships with CROs and clinical sites for the clinical development of Enliven’s product candidates both in the United States and internationally;

•	the frequency and severity of adverse events in clinical trials;

•	demonstrating efficacy, safety and tolerability profiles that are satisfactory to the FDA, EMA or any comparable foreign regulatory authority for marketing approval;

•	the timely receipt of marketing approvals from applicable regulatory authorities;

•	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

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the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers for clinical development and, if approved, commercialization of Enliven’s product candidates;

•	obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	the protection of Enliven’s rights in its intellectual property portfolio;

•	the successful launch of commercial sales following any marketing approval;

•	a continued acceptable safety profile following any marketing approval;

•	commercial acceptance by patients, the medical community and third-party payors; and

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Enliven’s ability to compete with other therapies, as detailed in the section titled “Enliven’s Business— Competition” in Exhibit 99.3 to Enliven’s Current Report on Form 8-K of which this Exhibit 99.2 is a part.

Enliven does not have complete control over many of these factors, including certain aspects of preclinical and clinical development and the regulatory submission process, potential threats to its intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. If Enliven is not successful with respect to one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully commercialize any product candidates from its lead programs, which would materially harm its business. If Enliven does not receive marketing approvals for such product candidates, it may not be able to continue its operations.

Although a substantial amount of Enliven’s efforts will focus on the continued preclinical and clinical testing and potential approval of its product candidates in its current pipeline, Enliven expects to continue to innovate and potentially expand its portfolio. Because Enliven has limited financial and managerial resources, research programs to identify product candidates may require substantial additional technical, financial and human resources, whether or not any new potential product candidates are ultimately identified. Enliven’s success may depend in part upon its ability to identify, select and develop promising product candidates and therapeutics. Enliven may expend resources and ultimately fail to discover and generate additional product candidates suitable for further development. Even if Enliven successfully advances any product candidates into preclinical and clinical development, their success will be subject to all of the preclinical, clinical, regulatory and commercial risks described elsewhere in this section. All product candidates are prone to risks of failure typical of biotechnology product development, including the possibility that a product candidate may not be suitable for clinical development as a result of its harmful side effects, limited efficacy or other characteristics indicating that it is unlikely to receive approval by the FDA, the EMA and other comparable foreign regulatory authorities and achieve market acceptance. If Enliven does not successfully develop and commercialize ELVN-001 or ELVN-002, or successfully identify, develop and commercialize new product candidates, Enliven’s business, prospects, financial condition and results of operations could be adversely affected.

If clinical trials of Enliven’s product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, Enliven would incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates.

Before obtaining marketing approval from regulatory authorities for the sale of Enliven’s product candidates, Enliven must conduct preclinical studies in animals and extensive clinical trials in humans to demonstrate the safety and efficacy of the product candidates. Clinical testing is expensive and difficult to design and implement, can take many years to complete and has uncertain outcomes. The outcome of preclinical studies and early clinical trials may not predict the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety profiles, notwithstanding promising results in earlier trials. Enliven does not know whether the clinical trials it may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market any of its product candidates in any jurisdiction. Enliven’s product candidates may fail to demonstrate efficacy in humans, and particularly across tumor types. A product candidate may fail for safety or efficacy reasons at any stage of the testing process. A major risk Enliven faces is the possibility that none of its product candidates under development will successfully gain market approval from the FDA, EMA or other comparable foreign regulatory authorities, resulting in Enliven being unable to derive any commercial revenue from them after investing significant amounts of capital in their development.

If the results of Enliven’s ongoing or future preclinical studies and future clinical trials are inconclusive with respect to the safety and efficacy of its product candidates, if it does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its product candidates, Enliven may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in safety or efficacy results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

It is likely that there will be side effects associated with the use of Enliven’s product candidates. Results of Enliven’s future trials could reveal a high and unacceptable severity and prevalence of side effects or adverse events. In such an event, Enliven’s trials could be suspended or terminated and the FDA, EMA or comparable foreign regulatory authorities could order Enliven to cease further development of or deny approval of its product candidates for any or all targeted indications. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm Enliven’s business, financial condition and prospects significantly.

Further, Enliven’s product candidates could cause undesirable side effects in clinical trials related to on-target toxicity. If on-target toxicity is observed, or if Enliven’s product candidates have characteristics that are unexpected, Enliven may need to abandon their development or limit development to more narrow indications or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Many compounds that initially showed promise in early stage testing for treating cancer have later been found to cause side effects that prevented further development of the compound.

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If Enliven is ultimately unable to obtain regulatory approval of its product candidates, Enliven will be unable to generate product revenue and its business will be substantially harmed.

Enliven’s product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing.

Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. For example, FDA’s Oncology Center of Excellence initiated Project Optimus to reform the dose optimization and dose selection paradigm in oncology drug development and Project FrontRunner to help develop and implement strategies to support approvals in early clinical setting, among other goals. How the FDA plans to implement these goals and their impact on specific clinical programs and the industry are unclear. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Enliven’s data are insufficient for approval and require additional preclinical, clinical or other data. Even if Enliven eventually completes clinical testing and receives approval for Enliven’s product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve its product candidates for a more limited indication or a narrower patient population than it originally requested or may impose other prescribing limitations or warnings that limit the product candidate’s commercial potential. Enliven has not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of its product candidates will ever obtain regulatory approval. Further, development of Enliven’s product candidates and/or regulatory approval may be delayed for reasons beyond its control.

Applications for Enliven’s product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of Enliven’s clinical trials;

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the FDA, EMA or other comparable foreign regulatory authorities may determine that Enliven’s product candidates are not safe and effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude its obtaining marketing approval or prevent or limit commercial use;

•	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which Enliven seeks approval;

•	the FDA, EMA or other comparable foreign regulatory authorities may disagree with Enliven’s interpretation of data from preclinical studies or clinical trials;

•	Enliven may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

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the FDA, EMA or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which Enliven contracts for clinical and commercial supplies;

•	the FDA, EMA or other comparable regulatory authorities may fail to approve companion diagnostic tests required for Enliven’s product candidates; and

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the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering Enliven’s clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in Enliven failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations and prospects.

Enliven is also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

Enliven has limited experience as a company in designing and conducting clinical trials.

The design and implementation of clinical trials is a complex process. Enliven has limited experience as a company in designing and conducting clinical trials. Enliven is currently evaluating ELVN-001 in a Phase 1 clinical trial in adults with CML and Enliven filed an IND for ELVN-002 and received clearance of the IND from the FDA in the fourth quarter of 2022. Enliven recently advanced its ELVN-002 program into Phase 1 based on the activation of the first clinical site. However, Enliven has not initiated clinical trials for any other product candidate and Enliven may experience unexpected or adverse results in the future. In part because of this lack of experience as a company and its limited infrastructure, Enliven cannot be certain that its ongoing and planned preclinical studies and clinical trials will be completed on time, that it will successfully or cost-effectively design and implement clinical trials that achieve the desired clinical endpoints efficiently, or at all. Large-scale clinical trials would require significant additional financial and management resources and reliance on CROs and consultants. Relying on third-party clinical investigators, CROs and consultants may force Enliven to encounter delays that are outside of its control. Enliven may be unable to identify and contract with sufficient investigators, CROs and consultants on a timely basis or at all. There can be no assurance that Enliven will be able to negotiate and enter into any necessary services agreement with CROs on terms that are acceptable to it on a timely basis or at all.

Any delays in the commencement or completion, or termination or suspension of Enliven’s planned or future clinical trials could result in increased costs, delay or limit its ability to generate revenue and adversely affect its commercial prospects. Enliven may not be able to file INDs to commence clinical trials on the timelines it expects, and even if it is able to, the FDA, EMA or other comparable foreign regulatory authorities may not permit it to proceed.

Before Enliven can initiate clinical trials of a product candidate in any indication, it must submit the results of preclinical studies to the FDA, EMA or other comparable foreign regulatory authorities along with other information, including information about the product candidate’s chemistry, manufacturing and controls and its proposed clinical trial protocol, as part of an IND or similar regulatory submission under which it must receive authorization to proceed with clinical development. Enliven filed an IND for ELVN-002 and received clearance of the IND from the FDA in the fourth quarter of 2022, and it recently advanced its ELVN-002 program into Phase 1 based on the activation of the first clinical site. However, the FDA, EMA or other comparable foreign regulatory authorities may require Enliven to conduct additional preclinical studies before they allow it to initiate clinical trials under any IND, clinical trial authorization or comparable application, if ever, which may lead to additional delays and increase the costs of Enliven’s preclinical development programs. Before obtaining marketing approval from the FDA of ELVN-001, ELVN-002 or any other programs, Enliven must conduct extensive clinical studies to demonstrate safety and efficacy. Clinical testing is expensive, time consuming and uncertain as to outcome. In addition, Enliven expects to rely in part on preclinical, clinical and quality data generated by its CROs and other third parties for regulatory submissions for its product candidates. While Enliven has or will have agreements governing these third parties’ services, Enliven has limited influence over their actual performance. If these third parties do not make data available to Enliven, or, if applicable, make regulatory submissions in a timely manner, in each case pursuant to Enliven’s agreements with them, Enliven’s development programs may be significantly delayed and it may need to conduct additional studies or collect additional data independently. In either case, Enliven’s development costs would increase. Enliven may not be able to file INDs for future product candidates on the timelines it expects. For example, Enliven may experience manufacturing delays or other delays with IND enabling studies. Moreover, Enliven cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate clinical trials. Additionally, even if the FDA agrees with the design and implementation of the clinical trials set forth in an IND, Enliven cannot guarantee that it will not change its requirements in the future. These considerations also apply to new clinical trials Enliven may submit as amendments to existing INDs or to a new IND. Any failure to file INDs on the timelines Enliven expects or to obtain regulatory approvals for its planned clinical trials may prevent Enliven from initiating or completing its clinical trials or commercializing its product candidates on a timely basis, if at all.

Enliven could also encounter delays if a clinical trial is suspended or terminated by Enliven, by the IRBs or independent ethics committees of the institutions in which such trials are being conducted, by a Data Safety Monitoring Board for such trial or by the FDA or foreign regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or Enliven’s clinical protocols, inspection of the clinical trial operations or trial site by the FDA or foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse events, failure to demonstrate a benefit from using a pharmaceutical, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. In addition, changes in regulatory requirements and policies may occur, and Enliven may need to amend clinical trial protocols to comply with these changes. Amendments may require Enliven to resubmit its clinical trial protocols to IRBs or ethics committees for reexamination, which may impact the costs, timing or successful completion of a clinical trial. From time to time, certain of Enliven’s current or future scientific advisors or consultants who receive compensation from Enliven may become investigators for Enliven’s future clinical trials. Under certain circumstances, Enliven may be required to report some of these relationships to the FDA.

Although Enliven expects any such relationships to be within the FDA’s guidelines, the FDA may conclude that a financial relationship between Enliven and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Enliven’s marketing applications by the FDA and may ultimately lead to the denial of marketing approval of Enliven’s product candidates. If Enliven experiences delays in the completion of, or termination of, any clinical trial of any product candidate, the commercial prospects of such product candidate will be harmed, and Enliven’s ability to generate product revenues will be delayed. Moreover, any delays in completing Enliven’s clinical trials will increase its costs, slow down its development and approval process and jeopardize its ability to commence product sales and generate revenues which may harm Enliven’s business, financial condition, results of operations and prospects significantly.

Enliven’s product candidates may cause significant adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

If Enliven’s product candidates are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs Enliven may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may prevent Enliven from achieving or maintaining market acceptance of the affected product candidate and may harm its business, financial condition and prospects significantly. It is likely that there will be side effects associated with the use of Enliven’s product candidates as is typically the case with oncology drugs. Results of Enliven’s studies or trials could reveal a high and unacceptable severity and prevalence of side effects or adverse events. In such an event, Enliven’s trials could be suspended or terminated and the FDA, EMA or comparable foreign regulatory authorities could order Enliven to cease further development of or deny approval of its product candidates for any or all targeted indications. Drug-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm Enliven’s business, financial condition and prospects significantly.

In addition, Enliven’s product candidates may be used in populations for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, Enliven’s product candidates may be studied in combination with other therapies, which may exacerbate adverse events associated with the therapy. Patients treated with Enliven’s product candidates may also be undergoing surgical, radiation and chemotherapy treatments, which can cause side effects or adverse events that are unrelated to Enliven’s product candidate but may still impact the success of Enliven’s clinical trials. The inclusion of critically ill patients in Enliven’s clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses. For example, it is expected that some of the patients to be enrolled in Enliven’s future clinical trials will die or experience major clinical events either during the course of Enliven’s clinical trials or after participating in such trials for non-treatment related reasons.

If significant adverse events or other side effects are observed in any of Enliven’s current or future clinical trials, Enliven may have difficulty recruiting patients to the clinical trials, patients may drop out of Enliven’s trials, or Enliven may be required to abandon the trials or its development efforts of that product candidate altogether. Enliven, the FDA, EMA, other comparable foreign regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm Enliven’s business, financial condition and prospects. Further, if any of Enliven’s product candidates obtains marketing approval, toxicities associated with such product candidates previously not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label including “black box” warnings, significant restrictions on the use of the product or the withdrawal of the product from the market. Enliven cannot predict whether its product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

Interim, topline and preliminary data from Enliven’s preclinical studies and clinical trials that Enliven announces or publishes from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Enliven may publicly disclose preliminary, interim or topline data from its preclinical studies and clinical trials. These interim updates are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. For example, Enliven may report responses in certain patients that are unconfirmed at the time and which do not ultimately result in confirmed responses to treatment after follow-up evaluations. Enliven also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and Enliven may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that Enliven reports may differ from future results of the same studies or trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Enliven previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, Enliven may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that Enliven may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm Enliven’s business and prospects. Further, additional disclosure of interim data by Enliven or by its competitors in the future could result in volatility in the price of Enliven’s common stock.

In addition, the information Enliven chooses to publicly disclose regarding a particular study or trial is typically selected from a more extensive amount of available information. Investors may not agree with what Enliven determines is the material or otherwise appropriate information to include in its disclosure, and any information Enliven determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or its business. If the preliminary or topline data that Enliven reports differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Enliven’s ability to obtain approval for, and commercialize, any of its product candidates may be harmed, which could harm Enliven’s business, financial condition, results of operations and prospects.

If Enliven experiences delays or difficulties in the enrollment or maintenance of patients in clinical trials, its regulatory submissions or receipt of necessary marketing approvals could be delayed or prevented.

Enliven may not be able to initiate or continue clinical trials for its product candidates if it is unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Enliven’s ability to enroll eligible patients may be limited or may result in slower enrollment than it anticipates. Because there are approved drugs and ongoing clinical trials being conducted for CML, it may make it difficult for Enliven to enroll patients. For example, patient enrollment could have been and will likely be affected by the recent approval of asciminib as well as Enliven’s competitors that have ongoing clinical trials for programs that are under development for the same indications as its product candidates since patients who would otherwise be eligible for its clinical trials instead enroll in clinical trials of its competitors’ programs. Additionally, the CML patient population is relatively small and certain clinical trials for future product candidates may be focused on indications with relatively small patient populations, which may further limit enrollment of eligible patients or may result in slower enrollment than Enliven anticipates. In Enliven’s ELVN-001 and ELVN-002 programs, Enliven will utilize genomic profiling of patients’ tumors to identify suitable patients for recruitment into its clinical trials. Enliven cannot be certain (1) how many patients will have the requisite alterations for inclusion in its clinical trials, (2) that the number of patients enrolled in each program will suffice for regulatory approval or (3) whether each specific BCR-ABL or HER2 mutation will be included in the approved drug label. If Enliven’s strategies for patient identification and enrollment prove unsuccessful, Enliven may have difficulty enrolling or maintaining patients appropriate for its product candidates.

Enliven’s ability to enroll patients may also be significantly delayed by the evolving COVID-19 pandemic and Enliven does not know the extent and scope of such delays at this point. In addition, patients may not be able or willing to visit clinical trial sites for dosing or data collection purposes due to limitations on travel and physical distancing imposed or recommended by federal or state governments or patients’ reluctance to visit the clinical trial sites during the pandemic. These factors resulting from the COVID-19 pandemic could delay Enliven’s clinical trials and its regulatory submissions.

Patient enrollment for Enliven’s current or any future clinical trials may be affected by other factors, including:

•	size and nature of the patient population;

•	severity of the disease under investigation;

•	availability and efficacy of approved drugs for the disease under investigation;

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patient eligibility criteria for the trial in question as defined in the protocol, including biomarker-driven identification and/or certain highly-specific criteria related to stage of disease progression, which may limit the patient populations eligible for Enliven’s clinical trials to a greater extent than competing clinical trials for the same indication that do not have biomarker-driven patient eligibility criteria;

•	perceived risks and benefits of the product candidate under study;

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clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new products that may be approved or other product candidates being investigated for the indications Enliven is investigating;

•	clinicians’ willingness to screen their patients for biomarkers to indicate which patients may be eligible for enrollment in Enliven’s clinical trials;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients; and

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the risk that patients enrolled in clinical trials will drop out of the trials before completion or, because they may be late-stage cancer patients, will not survive the full terms of the clinical trials.

Enliven’s inability to enroll a sufficient number of patients for its clinical trials would result in significant delays or may require it to abandon one or more clinical trials altogether. Enrollment delays in Enliven’s clinical trials may result in increased development costs for its product candidates and jeopardize its ability to obtain marketing approval for the sale of its product candidates. Furthermore, even if Enliven is able to enroll a sufficient number of patients for its clinical trials, Enliven may have difficulty maintaining participation in its clinical trials through the treatment and any follow-up periods.

Enliven faces substantial competition which may result in others discovering, developing or commercializing products before or more successfully than Enliven does.

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. In particular, precision oncology is a very competitive space and Enliven has chosen to prioritize addressing well-validated biological targets, and therefore expects to face competition from existing products and products in development for each of its product candidates. While Enliven believes that its technology, the expertise of its team, and its development experience and scientific knowledge provide it with competitive advantages, Enliven faces increasing competition from many different sources, including pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions. Product candidates that Enliven successfully develops and commercializes may compete with existing therapies and new therapies that may become available in the future.

Many of Enliven’s competitors, either alone or with their collaborators, have significantly greater financial resources, established presence in the market, and expertise in research and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and reimbursement and marketing approved products than Enliven does. These competitors also compete with Enliven in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Additional mergers and acquisitions may result in even more resources being concentrated in Enliven’s competitors. As a result of all of these factors, Enliven’s competitors may succeed in obtaining approval from the FDA, EMA or other comparable foreign regulatory authorities or in discovering, developing and commercializing product candidates in its field before Enliven does.

Enliven’s commercial potential could be reduced or eliminated if its competitors develop and commercialize products that are safer or more effective, have fewer or less severe side effects, and are more convenient or less expensive than products that Enliven may develop. Enliven’s competitors also may obtain FDA or other regulatory approval for their products more rapidly than Enliven can, which could result in its competitors establishing a strong market position before Enliven is able to enter the market or could otherwise make its development more complicated. Enliven believes the key competitive factors affecting the success of all of its programs are likely to be efficacy, safety and patient convenience. Even if the product candidates Enliven develops achieve marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness.

There are currently six BCR-ABL TKIs approved for use in CML: Novartis AG’s Gleevec (imatinib), Tasigna (nilotinib), and Scemblix (asciminib), Bristol Myers Squibb’s Sprycel (dasatinib), Pfizer’s Bosulif (bosutinib), and Takeda’s Iclusig (ponatinib).

There are no approved TKIs for HER2 mutant NSCLC. Enhertu (fam-trastuzumab deruxtecan), an antibody drug conjugate, marketed by AstraZeneca and Daiichi-Sankyo, received accelerated approval from the FDA for this patient population in August 2022. Most of the investigational TKIs for this population are all dual EGFR and HER2 inhibitors such as Spectrum’s poziotinib, Takeda’s mobocertinib, Black Diamond’s BDTX-189 and Jiangsu HengRui Medicine Co., Ltd’s pyrotinib. Pyrotinib is currently being investigated in a Phase 3 pivotal study. Finally, Boehringer Ingelheim recently initiated clinical development on a HER2 selective, irreversible TKI, BI-1810631, for HER2 mutant NSCLC and other cancers.

For HER2 amplified and overexpressing tumors, such as breast cancer (BRC), there are several FDA-approved antibodies, antibody drug conjugates, and TKIs. For example, Genentech’s Herception (trastuzumab) and Perjecta (pertuzumab) are approved HER2-antibodies. Approved HER2-antibody drug conjugates include Genentech’s Kadcyla (ado-trastuzumab emtansine) and Daiichi Sankyo’s Enhertu (fam-trastuzumab deruxtecan). Approved TKIs for HER2 BRC include Puma’s Nerlynx (neratinib), Novartis AG’s Tykerb (lapatinib), and Seagen’s Tukysa (tucatinib). Several of these drugs are approved for other HER2-driven indications such as gastric and colorectal cancer.

Finally, there are numerous other investigational therapies, spanning many modalities, that are being evaluated preclinically and in clinical trials for various HER2-altered cancers.

Technological advances or products developed by Enliven’s competitors may render Enliven’s technologies or product candidates obsolete, less competitive or not economical. If Enliven is unable to compete effectively, its opportunity to generate revenue from the sale of its products it may develop, if approved, could be adversely affected. For additional information regarding Enliven’s competition, see the section titled “Enliven’s Business— Competition” in Exhibit 99.3 to Enliven’s Current Report on Form 8-K of which this Exhibit 99.2 is a part.

The COVID-19 pandemic could adversely impact Enliven’s business, including its ongoing and planned preclinical and clinical trials.

The COVID-19 pandemic and government measures taken in response have had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. Enliven may experience disruptions that could severely impact its business and clinical trials, including:

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	delays or difficulties in enrolling and retaining patients in any clinical trials, particularly elderly subjects, who are at a higher risk of severe illness or death from COVID-19;

•	difficulties interpreting data from Enliven’s clinical trials due to the possible effects of COVID-19 on patients;

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diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as Enliven’s clinical trial sites and hospital staff supporting the conduct of clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

•	interruption or delays in the operations of the FDA, EMA or other regulatory authorities, which may impact review and approval timelines;

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limitations in resources that would otherwise be focused on the conduct of Enliven’s business, its preclinical studies or its clinical trials, including because of sickness or the desire to avoid contact with large groups of people or as a result of government-imposed “shelter in place” or similar working restrictions;

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interruptions, difficulties or delays arising in Enliven’s existing operations and company culture as a result of all of its employees working remotely, including those hired during the COVID-19 pandemic;

•	delays in receiving approval from regulatory authorities to initiate Enliven’s clinical trials;

•	delays in clinical sites receiving the supplies and materials needed to conduct Enliven’s clinical trials;

•	interruptions in preclinical studies or clinical trials due to restricted or limited operations at the CROs conducting such studies;

•	interruption in global freight and shipping that may affect the transport of clinical trial materials, such as investigational drug product to be used in Enliven’s clinical trials;

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changes in regulations as part of a response to the COVID-19 pandemic which may require Enliven to change the ways in which its clinical trials are to be conducted, or to discontinue the clinical trials altogether, or which may result in unexpected costs;

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delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel; and

•	refusal of the FDA, EMA or other regulatory authorities to accept data from clinical trials in affected geographies outside of their respective jurisdictions.

Enliven continues to assess the impact that the COVID-19 pandemic may have on its ability to effectively conduct its business operations as planned and there can be no assurance that it will be able to avoid a material impact on its business from the spread of COVID-19 or its consequences, including disruption to its business and downturns in business sentiment generally or in its industry or due to shutdowns that may be requested or mandated by federal, state and local governmental authorities. As a result of the COVID-19 pandemic, an increased number of Enliven’s employees could telecommute, which may impact certain of its operations over the near term and long term.

Additionally, certain third parties with whom Enliven engages or may engage, including collaborators, contract organizations, third-party manufacturers, suppliers, clinical trial sites, regulators and other third parties are similarly adjusting their operations and assessing their capacity in light of the COVID-19 pandemic. If these third parties experience shutdowns or continued business disruptions, Enliven’s ability to conduct its business in the manner and on the timelines presently planned could be materially and negatively impacted. For example, as a result of the COVID-19 pandemic, Enliven could experience delays in the procurement of certain animals for its preclinical studies. Such delays could materially impact Enliven’s preclinical studies and clinical trials and similarly, delays in the procurement of materials or manufacturing supply chain could materially adversely impact Enliven’s preclinical studies and clinical trials. For example, Enliven uses third parties including Pharmaron to conduct preclinical studies and clinical trials and Pharmaron has previously experienced and is currently experiencing delays as a result of COVID-19 which resulted in minor delays in Enliven’s preclinical studies and could delay the timing of the nomination for Enliven’s product candidate for its third program.

Additionally, many of Enliven’s preclinical studies and clinical trials are conducted by CROs, which could be discontinued or delayed as a result of the pandemic. It is also possible that the disproportionate impact of COVID-19 on hospitals and clinical sites will have an impact on recruitment and retention for Enliven’s clinical trials. In addition, certain clinical trial sites for product candidates similar to Enliven’s have experienced, and others may experience in the future, delays in collecting, receiving and analyzing data from patients enrolled in clinical trials due to limited staff at such sites, limitation or suspension of on-site visits by patients, or patients’ reluctance to visit the clinical trial sites during the pandemic and Enliven may experience similar delays. CROs have also made certain adjustments to the operation of such trials in an effort to ensure the monitoring and safety of patients and minimize risks to trial integrity during the pandemic in accordance with the guidance issued by the FDA and may need to make further adjustments in the future that could impact the timing or enrollment of Enliven’s clinical trials. Many of these adjustments are new and untested, may not be effective, may increase costs, and may have unforeseen effects on the enrollment, progress and completion of these trials and the findings from these trials. Enliven may experience delays in the completion of its preclinical studies, clinical trials, patient selection or enrollment or in the progression of its activities related to its planned clinical trials, may need to suspend its clinical trials, and may encounter other negative impacts to such trials due to the effects of the COVID-19 pandemic.

Enliven may be required to develop and implement additional clinical trial policies and procedures designed to help protect subjects from COVID-19. For example, in March 2020, the FDA issued a guidance, which the FDA subsequently updated, on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic, including the requirement to include in the clinical trial report contingency measures implemented to manage the clinical trial, and any disruption of the clinical trial as a result of the COVID-19 pandemic, among other requirements. In June 2020, the FDA also issued a guidance on good manufacturing practice considerations (cGMPs) for responding to COVID-19 infection in employees in drug products manufacturing, including recommendations for manufacturing controls to prevent contamination of drugs. In view of the spread of the COVID-19 variants, FDA may issue additional guidance and policies that may materially impact Enliven’s business, clinical trials, and clinical development timelines. Changes to existing policies and regulations can increase Enliven’s compliance costs or delay its clinical plans.

Furthermore, the COVID-19 pandemic may also impact the timelines of FDA regulatory inspections and reviews. Since March 2020 when foreign and domestic inspections were largely placed on hold, the FDA has been working to resume routine surveillance, bioresearch monitoring and pre-approval inspections on a prioritized basis. In May 2021, the FDA issued an updated guidance on manufacturing, supply chain, and drug and biological product inspections, indicating that it intends to continue using other tools and approaches where possible for pre-approval inspections, and that it will continue to conduct “mission-critical” inspections on a case-by-case basis, or, where possible to do so safely, resume prioritized domestic inspections, such as pre-approval and surveillance inspections. While the FDA has largely caught up with domestic preapproval inspections, it continues to work through its backlog of foreign inspections. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to COVID-19. If public health concerns or other factors prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities in a timely manner, including due to travel restrictions, foreign COVID-19-related policies, or staffing shortages, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process Enliven’s regulatory submissions, which could have a material adverse effect on Enliven’s business and clinical development plans.

While the extent of the impact of the current COVID-19 pandemic on Enliven’s business and financial results is uncertain, a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on Enliven’s business, financial condition and operating results.

To the extent the COVID-19 pandemic adversely affects Enliven’s business, financial condition and operating results, it may also have the effect of heightening many of the risks described in this section.

The manufacture of drugs is complex, and Enliven’s third-party manufacturers may encounter difficulties in production. If any of Enliven’s third-party manufacturers encounter such difficulties, Enliven’s ability to provide adequate supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or prevented.

Manufacturing drugs, especially in large quantities, is complex and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, as well as sophisticated quality assurance and quality control procedures. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, Enliven may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. If microbial, viral or other contaminations are discovered at the facilities of Enliven’s manufacturer, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm Enliven’s business. The use of biologically derived ingredients can also lead to allegations of harm, including infections or allergic reactions, or closure of product facilities due to possible contamination.

If Enliven’s third-party manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization as a result of these challenges, or otherwise, Enliven’s development and commercialization efforts would be impaired, which would have an adverse effect on its business, financial condition, results of operations and prospects.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical and clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. For example, Enliven may introduce an alternative formulation of one or more of its product candidates during the course of its clinical trials. Such changes carry the risk that they will not achieve these intended objectives.

Any of these changes could cause Enliven’s product candidates to perform differently and affect the results of clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of Enliven’s product candidates and jeopardize Enliven’s ability to commercialize its product candidates, if approved, and generate revenue.

Enliven’s product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

Even if Enliven’s product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of Enliven’s approved product candidates will depend on a number of factors, including:

•	the efficacy and safety profile as demonstrated in clinical trials compared to alternative treatments;

•	the timing of market introduction of the product candidate as well as competitive products;

•	the clinical indications for which a product candidate is approved;

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restrictions on the use of product candidates in the labeling approved by regulatory authorities, such as boxed warnings or contraindications in labeling, or a risk evaluation and mitigation strategy, if any, which may not be required of alternative treatments and competitor products;

•	the potential and perceived advantages of Enliven’s product candidates over alternative treatments;

•	the cost of treatment in relation to alternative treatments;

•	the availability of coverage and adequate reimbursement by third-party payors, including government authorities;

•	the availability of an approved product candidate for use as a combination therapy;

•	relative convenience and ease of administration;

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the willingness of the target patient population to try new therapies and undergo required diagnostic screening to determine treatment eligibility and of physicians to prescribe these therapies and diagnostic tests;

•	the effectiveness of sales and marketing efforts;

•	unfavorable publicity relating to Enliven’s product candidates; and

•	the approval of other new therapies for the same indications.

If any of Enliven’s product candidates are approved but do not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, Enliven may not generate or derive sufficient revenue from that product candidate and its financial results could be negatively impacted.

The market opportunities for any product candidates Enliven develops, if approved, may be limited to certain smaller patient subsets and may be smaller than Enliven estimates them to be.

When cancer is detected early (referred to as localized disease), conventional treatments which include chemotherapy, hormone therapy, surgery and radiation therapy and/or selected targeted therapies may be adequate to cure the patient in many cases. However, once cancer has spread to other areas (advanced or metastatic disease), cancer treatments may not be sufficient to provide a cure but often can significantly prolong life without curing the cancer. First-line (1L) therapies designate treatments that are initially administered to patients with advanced or metastatic disease, while second-line (2L) and third or later line (3L+) therapies are administered to patients when the prior therapies lose their effectiveness. The FDA, EMA and other comparable foreign regulatory bodies often approve cancer therapies for a particular line of treatment. Typically, drug approvals are initially granted for use in later lines of treatment, but with additional evidence of significant efficacy from clinical trials, biopharmaceutical companies can successfully seek and gain approval for use in earlier lines of treatment.

Enliven plans to initially seek approval of its product candidates in most instances at least as a second-or third-line therapy, for use in patients with advanced or metastatic cancer where at least one prior therapy has limited clinical benefit or has lost its effectiveness. For those product candidates that prove to be sufficiently safe and effective, if any, Enliven would expect to seek approval as a 2L therapy and potentially ultimately as a 1L therapy. There is no guarantee that Enliven’s product candidates, even if approved as a second, third or subsequent line of therapy would be approved for an earlier line of therapy, and prior to any such approvals Enliven may have to conduct additional clinical trials that may be costly, time-consuming and subject to risk.

Enliven’s projections of both the number of people who have the cancers it is targeting, as well as the subset of people with these cancers in a position to receive a particular line of therapy and who have the potential to benefit from treatment with its product candidates, are based on its beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations or market research, and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of the cancers that Enliven is targeting. The potentially addressable patient population for Enliven’s product candidates may be limited or may not be amenable to treatment with its product candidates. Consequently, even if Enliven’s product candidates are approved, the number of patients that may be eligible for treatment with its product candidates may turn out to be much lower than expected. In addition, Enliven has not yet conducted market research to determine how treating physicians would expect to prescribe a product that is approved for multiple tumor types if there are different lines of approved therapies for each such tumor type. Even if Enliven obtains significant market share for its products, if approved, if the potential target populations are small, Enliven may never achieve profitability without obtaining regulatory approval for additional indications.

Any product candidates Enliven develops may become subject to unfavorable third-party coverage and reimbursement practices, as well as pricing regulations.

The availability and extent of coverage and adequate reimbursement by third-party payors, including government health administration authorities, private health coverage insurers, managed care organizations and other third-party payors is essential for most patients to be able to afford expensive treatments. Sales of any of Enliven’s product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such product candidates will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, Enliven may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Enliven to establish or maintain pricing sufficient to realize an adequate return on its investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which Enliven obtains marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, Enliven may not successfully commercialize any product candidate for which it obtains marketing approval.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products. In the United States, for example, principal decisions about reimbursement for new products are typically made by the Centers for Medicare & Medicaid Services (CMS), an agency within the U.S. Department of Health and Human Services (HHS). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private third-party payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one third-party payor’s determination to provide coverage for a product candidate does not assure that other payors will also provide coverage for the product candidate. As a result, the coverage determination process is often time-consuming and costly. This process will require Enliven to provide scientific and clinical support for the use of its products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

As federal and state governments implement additional health care cost containment measures, including measures to lower prescription drug pricing, Enliven cannot be sure that its products, if approved, will be covered by private or public payors, and if covered, whether the reimbursement will be adequate or competitive with other marketed products. Any actions by federal and state governments and health plans aimed at putting additional downward pressure on pharmaceutical pricing and health care costs could negatively impact coverage and reimbursement for Enliven’s product candidates if approved, its revenue, and its ability to compete with other marketed products and to recoup the costs of its research and development. For further discussion, see “ — Enliven may face difficulties from changes to current regulations and future legislation. Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on Enliven’s business and results of operations.”

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Further, such payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical product candidates. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific product candidates on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. Enliven may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost effectiveness of its products. Nonetheless, Enliven’s product candidates may not be considered medically necessary or cost effective. Enliven cannot be sure that coverage and reimbursement will be available for any product that it commercializes and, if reimbursement is available, what the level of reimbursement will be.

In addition, companion diagnostic tests require coverage and reimbursement separate and apart from the coverage and reimbursement for their companion pharmaceutical or biological products. Similar challenges to obtaining coverage and reimbursement, applicable to pharmaceutical or biological products, will apply to companion diagnostics. Additionally, if any companion diagnostic provider is unable to obtain reimbursement or is inadequately reimbursed, that may limit the availability of such companion diagnostic, which would negatively impact prescriptions for Enliven’s product candidates, if approved.

Outside the United States, the commercialization of therapeutics is generally subject to extensive governmental price controls and other market regulations, and Enliven believes the increasing emphasis on cost containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as its product candidates. In many countries, particularly the countries of the European Union (EU), medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives marketing approval. To obtain reimbursement or pricing approval in some countries, Enliven may be required to conduct a clinical trial that compares the cost-effectiveness of its product candidate to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that Enliven is able to charge for its product candidates. Accordingly, in markets outside the United States, the reimbursement for Enliven’s products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

If Enliven is unable to establish or sustain coverage and adequate reimbursement for any product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates, if approved. Coverage policies and third-party payor reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which Enliven receives regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Enliven’s business entails a significant risk of product liability and if it is unable to obtain sufficient insurance coverage such inability could have an adverse effect on Enliven’s business and financial condition.

Enliven’s business exposes it to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of Enliven’s development programs. If Enliven succeeds in marketing products, such claims could result in an FDA, EMA or other regulatory authority investigation of the safety and effectiveness of Enliven’s products, its manufacturing processes and facilities or its marketing programs. FDA, EMA or other regulatory authority investigations could potentially lead to a recall of Enliven’s products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for Enliven’s products, injury to Enliven’s reputation, costs to defend the related litigation, a diversion of management’s time and Enliven’s resources and substantial monetary awards to trial participants or patients. Enliven currently has product liability insurance that it believes is appropriate for its stage of development and may need to obtain higher levels prior to advancing its product candidates into clinical trials or marketing any of its product candidates, if approved. Any insurance Enliven has or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, Enliven may be unable to obtain sufficient insurance at a reasonable cost to protect it against losses caused by product liability claims that could have an adverse effect on its business and financial condition.

Risks Related to Regulatory Approval and Other Legal Compliance Matters

Enliven may develop its current or future product candidates in combination with other therapies, which would expose it to additional risks.

Enliven may develop or it may seek strategic collaborations to develop its current or future product candidates in combination with one or more currently approved cancer therapies or therapies in development. Even if any of Enliven’s current or future product candidates were to receive marketing approval or be commercialized for use in combination with other existing therapies, Enliven would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the therapy used in combination with any of Enliven’s product candidates, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which Enliven’s product candidates are approved for use could themselves fall out of favor or be relegated to later lines of treatment. This could result in the need to identify other combination therapies for Enliven’s product candidates or its own products being removed from the market or being less successful commercially.

Enliven or its future third party collaborators may also evaluate its current or future product candidates in combination with one or more other cancer therapies that have not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities. Enliven will not be able to market and sell any product candidate in combination with any such unapproved cancer therapies that do not ultimately obtain marketing approval.

If the FDA, EMA or other comparable foreign regulatory authorities do not approve or withdraw their approval of these other therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies Enliven chooses to evaluate in combination with any of its current or future product candidates, Enliven may be unable to obtain approval of or successfully market any one or all of the current or future product candidates it develops. Additionally, if the third-party providers of therapies or therapies in development used in combination with Enliven’s current or future product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of Enliven’s current or future product candidates, or if the cost of combination therapies are prohibitive, Enliven’s development and commercialization efforts would be impaired, which would have an adverse effect on its business, financial condition, results of operations and growth prospects.

Enliven has never commercialized a product candidate as a company before and currently lacks the necessary expertise, personnel and resources to successfully commercialize any products on its own or together with suitable collaborators.

Enliven has never commercialized a product candidate as a company. Enliven may license certain rights with respect to its product candidates to collaborators, and, if so, Enliven will rely on the assistance and guidance of those collaborators. For product candidates for which Enliven retains commercialization rights and marketing approval, Enliven will have to develop its own sales, marketing and supply organization or outsource these activities to a third party.

Factors that may affect Enliven’s ability to commercialize its product candidates, if approved, on its own include recruiting and retaining adequate numbers of effective sales and marketing personnel, developing adequate educational and marketing programs to increase public acceptance of its approved product candidates, ensuring regulatory compliance of its company, employees and third parties under applicable healthcare laws, and other unforeseen costs associated with creating an independent sales and marketing organization. Developing a sales and marketing organization will be expensive and time-consuming and could delay the launch of Enliven’s product candidates upon approval. Enliven may not be able to build an effective sales and marketing organization. If Enliven is unable to build its own distribution and marketing capabilities or to find suitable partners for the commercialization of its product candidates, it may not generate revenues from them or be able to reach or sustain profitability.

The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

Enliven currently conducts its clinical trial for ELVN-001 in the United States, Australia, France, Germany, South Korea, and Spain. In the future, Enliven may conduct clinical trials for ELVN-001 in other countries, including but not limited to Poland, Chile, Belgium, Netherlands, Canada, Hungary, Israel, Italy and Argentina. Enliven is conducting its clinical trial for ELVN-002 in the United States, Australia, Netherlands, France, Italy, Spain, Taiwan and South Korea. In the future, Enliven may also conduct clinical trials for ELVN-002 in other countries, including but not limited to Taiwan and countries within the European Union. Enliven plans to conduct clinical trials for future candidates in the United States and internationally. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from United States clinical trials are intended to serve as the basis for marketing approval in the foreign countries outside the United States, the standards for clinical trials and approval may be different. There can be no assurance that any United States or foreign regulatory authority would accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of Enliven’s business plan, and which may result in Enliven’s product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

Obtaining and maintaining regulatory approval of Enliven’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of Enliven’s product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA or EMA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Enliven intends to charge for its products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Enliven and could delay or prevent the introduction of Enliven’s products in certain countries. If Enliven or any future collaborator fails to comply with the regulatory requirements in international markets or fails to receive applicable marketing approvals, Enliven’s target market will be reduced and its ability to realize the full market potential of its potential product candidates will be harmed.

Even if Enliven’s product candidates receive regulatory approval, they will be subject to significant post-marketing regulatory requirements and oversight.

Any regulatory approvals that Enliven may receive for its product candidates will require the submission of reports to regulatory authorities and on-going surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements and regulatory inspection. For example, the FDA may require a REMS in order to approve Enliven’s product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools.

In addition, if the FDA, EMA or foreign regulatory authorities approve Enliven’s product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for Enliven’s product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with current cGMPs and good clinical practices (GCPs) for any clinical trials that Enliven conducts post-approval.

In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA, EMA and other regulatory authorities for compliance with cGMP regulations and standards. If Enliven or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or Enliven, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. In addition, failure to comply with FDA, EMA and other comparable foreign regulatory requirements may subject Enliven to administrative or judicially imposed sanctions, including:

•	delays in or the rejection of product approvals;

•	suspension or restrictions on Enliven’s ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;

•	restrictions on the products, manufacturers or manufacturing process;

•	warning or untitled letters;

•	fines, restitution, or disgorgement of profits or revenues;

•	consent decrees, injunctions or imposition of civil or criminal penalties;

•	suspension or withdrawal of regulatory approvals;

•	product seizures, detentions, or export or import bans;

•	voluntary or mandatory product recalls, withdrawals, and/or publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements;

•	restrictions or revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

•	imposition of a REMS, which may include distribution or use restrictions; and

•	requirements to conduct additional post-market clinical trials to assess the safety of the product.

The FDA, EMA and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Enliven’s product candidates. Enliven cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Enliven is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Enliven is not able to maintain regulatory compliance, it may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.

Enliven may be required to develop and implement additional clinical trial policies and procedures designed to help protect subjects from the COVID-19 virus. For example, in March 2020, the FDA issued a guidance, which the FDA subsequently updated, on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic. In June 2020, FDA also issued a guidance on cGMPs for responding to COVID-19 infection in employees in drug products manufacturing, including recommendations for manufacturing controls to prevent contamination of drugs. In view of the spread of the COVID-19 variants, FDA may issue additional guidance and policies that may materially impact Enliven’s business, clinical trials, and its clinical development timelines. Changes to existing policies and regulations can increase Enliven’s compliance costs or delay its clinical plans.

Moreover, the FDA strictly regulates the promotional claims that may be made about drug products. In particular, a product may not be promoted in the United States for uses that are not approved by the FDA as reflected in the product’s approved labeling, or in other jurisdictions for uses that differ from the labeling or uses approved by the applicable regulatory agencies. While physicians may prescribe products for off-label uses, the FDA, EMA and other regulatory agencies actively enforce laws and regulations that prohibit the promotion of off-label uses by companies, including promotional communications made by companies’ sales force with respect to off-label uses that are not consistent with the approved labeling, and a company that is found to have improperly promoted off-label uses may be subject to significant civil, criminal and administrative penalties. The occurrence of any event or penalty described above may inhibit Enliven’s ability to commercialize its product candidates, if approved, and generate revenue.

The FDA, EMA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of Enliven’s product candidates are approved and Enliven is found to have improperly promoted off-label uses of those products, Enliven may become subject to significant liability. The FDA, EMA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as Enliven’s product candidates, if approved. If Enliven is found to have promoted such off-label uses, Enliven may become subject to significant liability. The United States federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If Enliven cannot successfully manage the promotion of its product candidates, if approved, Enliven could become subject to significant liability, which would materially adversely affect its business and financial condition.

Where appropriate, Enliven plans to secure approval from the FDA, EMA or comparable foreign regulatory authorities through the use of accelerated registration pathways. If Enliven is unable to obtain such approval, it may be required to conduct additional preclinical studies or clinical trials beyond those that it contemplates, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if Enliven receives accelerated approval from the FDA, EMA or comparable regulatory authorities, if its confirmatory trials do not verify clinical benefit, or if it does not comply with rigorous post-marketing requirements, the FDA, EMA or such other regulatory authorities may seek to withdraw accelerated approval.

Where possible, Enliven plans to pursue accelerated development strategies in areas of high unmet need. Enliven may seek an accelerated approval pathway for one or more of its product candidates from the FDA, EMA or comparable foreign regulatory authorities. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage but is a clinically important improvement from a patient and public health perspective. However, because Enliven’s product candidates are in early development, there can be no assurance that the FDA will permit Enliven to utilize an expedited approval process for any of its product candidates. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. Even if Enliven’s product candidates are granted a designation or qualify for expedited development, it may not actually lead to faster development or expedited regulatory review and approval or increase the likelihood that they will receive FDA approval. For example, if such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

Prior to seeking accelerated approval, Enliven will seek feedback from the FDA, EMA or comparable foreign regulatory authorities and will otherwise evaluate Enliven’s ability to seek and receive such accelerated approval. There can be no assurance that after Enliven’s evaluation of the feedback and other factors it will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent feedback from the FDA, EMA or comparable foreign regulatory authorities, Enliven will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if it initially decides to do so. Furthermore, if Enliven decides to submit an application for accelerated approval or under another expedited regulatory designation (e.g., Fast Track designation, Breakthrough Therapy designation or orphan drug designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all, because the FDA’s accelerated approval pathways do not guarantee an accelerated review by the FDA. The FDA, EMA or other comparable foreign regulatory authorities could also require Enliven to conduct further studies prior to considering its application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for Enliven’s product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm Enliven’s competitive position in the marketplace.

Enliven may seek Fast Track designation from the FDA for one or more of its product candidates. Even if one or more of Enliven’s product candidates receive Fast Track designation, Enliven may be unable to obtain or maintain the benefits associated with the Fast Track designation.

Fast Track designation is designed to facilitate the development and expedite the review of therapies for serious conditions and fill an unmet medical need. Programs with Fast Track designation may benefit from early and frequent communications with the FDA, potential priority review and the ability to submit a rolling application for regulatory review. Fast Track designation applies to both the product candidate and the specific indication for which it is being studied. If any of Enliven’s product candidates receive Fast Track designation but do not continue to meet the criteria for Fast Track designation, or if Enliven’s clinical trials are delayed, suspended or terminated, or put on clinical hold due to unexpected adverse events or issues with clinical supply, Enliven will not receive the benefits associated with the Fast Track program. Furthermore, Fast Track designation does not change the standards for approval. Fast Track designation alone does not guarantee qualification for the FDA’s priority review procedures.

Enliven may seek a Breakthrough Therapy designation from the FDA, which even if granted for any of Enliven’s product candidates, may not lead to a faster development or regulatory review or approval process and does not increase the likelihood that Enliven’s product candidates will receive marketing approval.

Enliven may seek Breakthrough Therapy designation for one or more of its current or future product candidates. A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Enliven believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to candidate products considered for approval under non-expedited FDA review procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of Enliven’s product candidates qualify as breakthrough therapies, the FDA may later decide that the product no longer meets the conditions for qualification. Thus, even though Enliven may seek Breakthrough Therapy designation for one or more of its current or future product candidates, there can be no assurance that it will receive Breakthrough Therapy designation.

Enliven may pursue an orphan indication for its product candidates to treat CML and potentially others. However, Enliven may not be able to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for its product candidates and, even if it does, that exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products.

Enliven may pursue an orphan indication for its product candidates to treat CML and potentially others. Regulatory authorities in some jurisdictions, including the United States and the EU, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. Enliven’s target indications may include diseases with large patient populations or may include orphan indications. However, there can be no assurances that Enliven will be able to obtain orphan designations for its product candidates.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product candidate is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in limited circumstances. The applicable exclusivity period is 10 years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

Even if Enliven obtains orphan drug designation for a product candidate, it may not be able to obtain or maintain orphan drug exclusivity for that product candidate. Enliven may not be the first to obtain marketing approval of any product candidate for which it has obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if Enliven seeks approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if Enliven is unable to ensure that it will be able to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if Enliven obtains orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the product with orphan exclusivity is unable to maintain sufficient product quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process or entitles the product candidate to priority review.

Enliven may face difficulties from changes to current regulations and future legislation. Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on Enliven’s business and results of operations.

Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Enliven’s product candidates. Enliven cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Enliven is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Enliven is not able to maintain regulatory compliance, it may lose any marketing approval that it may have obtained, and it may not achieve or sustain profitability.

For example, in March 2010, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the ACA), was passed, which substantially changed the way healthcare is financed by both the government and private insurers, and continues to significantly impact the United States pharmaceutical industry. The ACA, which, among other things, extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Thus, the ACA will remain in effect in its current form. Prior to the Supreme Court’s decision, President Biden issued an Executive Order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The Executive Order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is possible that the ACA will be subject to judicial or Congressional challenges in the future. It is unclear how such challenges and healthcare measures initiated by the Biden administration will impact the ACA, Enliven’s business, financial condition and results of operations. Complying with any new legislation or change in regulatory requirements could be time-intensive and expensive, resulting in a material adverse effect on Enliven’s business.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, the Budget Control Act of 2011 was signed into law, which, among other things, resulted in aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which, due to subsequent legislative amendments, will stay in effect through 2031, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through March 31, 2022. Under current legislation, the reduction in Medicare payments varies from 1% in 2022 up to 4% in the final fiscal year of the sequester, unless additional congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012, among other things, increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Moreover, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, under the American Rescue Plan Act of 2021, a sunset provision, effective January 1, 2024, would eliminate the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on Enliven’s business. Further, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. In August 2022, Congress passed the Inflation Reduction Act of 2022, or IRA, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single-source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In 2021, many states have passed or are considering state drug price transparency and reporting laws that substantially increase the compliance burdens on pharmaceutical manufacturers. The impact of these legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the Biden administration on Enliven and the pharmaceutical industry as a whole is unclear. The implementation of cost containment measures or other healthcare reforms may prevent Enliven from being able to generate revenue, attain profitability, or commercialize its product candidates if approved. Complying with any new legislation and regulatory changes could be time-intensive and expensive, resulting in a material adverse effect on Enliven’s business, and expose Enliven to greater liability.

Enliven is unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare, particularly as a result of the recent presidential election. These and any further changes in the law or regulatory framework that reduce Enliven’s revenue or increase its costs could also have a material and adverse effect on its business, financial condition and results of operations. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

•	the demand for Enliven’s product candidates, if Enliven obtains regulatory approval;

•	Enliven’s ability to set a price that it believes is fair for its products;

•	Enliven’s ability to obtain coverage and reimbursement approval for a product;

•	Enliven’s ability to generate revenue and achieve or maintain profitability;

•	the level of taxes that Enliven is required to pay; and

•	the availability of capital.

Enliven expects that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that it receives for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Enliven from being able to generate revenue, attain profitability or commercialize its product candidates. It is also possible that additional governmental action is taken in response to the COVID-19 pandemic.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for biotechnology products. Enliven cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of Enliven’s product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject Enliven to more stringent product labeling and post-marketing testing and other requirements.

The withdrawal of the United Kingdom (UK) from the EU, commonly referred to as “Brexit,” may adversely impact Enliven’s ability to obtain regulatory approvals for its product candidates in the EU, result in restrictions or imposition of taxes and duties for importing its product candidates into the EU, and may require it to incur additional expenses in order to develop, manufacture and commercialize its product candidates in the EU.

Inadequate funding for the FDA, the SEC and other United States government agencies or the EMA or comparable foreign regulatory authorities could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of Enliven’s business may rely, which could negatively impact its business.

The ability of the FDA, EMA or comparable foreign regulatory authorities to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which Enliven’s operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA, EMA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect Enliven’s business. For example, in recent years, including in 2018 and 2019, the United States government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process Enliven’s regulatory submissions, which could have a material adverse effect on Enliven’s business. Further, future government shutdowns could impact Enliven’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Enliven’s relationships with employees, independent contractors, consultants, commercial collaborators, healthcare professionals, clinical investigators, CROs, suppliers, vendors and third-party payors in connection with its current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, government price reporting, and health information privacy and security laws, which could expose Enliven to significant losses, including, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens and diminished profits and future earnings.

Enliven is exposed to the risk that its employees, independent contractors, consultants, commercial collaborators, healthcare professionals, clinical investigators, CROs, suppliers, vendors and third-party payors may engage in misconduct or other improper activities. Healthcare providers and third-party payors play a primary role in the recommendation and prescription of any product candidates for which Enliven obtains marketing approval. Enliven’s current and future arrangements with healthcare professionals, clinical investigators, CROs, third-party payors and customers may expose Enliven to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which Enliven researches, as well as markets, sells and distributes its product candidates for which it obtains marketing approval.

The laws that may affect Enliven’s ability to operate include, but are not limited to:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act (FCA). There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Enliven’s practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor;

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federal civil and criminal false claims laws, including the FCA, which can be enforced through civil “qui tam” or “whistleblower” actions, and civil monetary penalty laws, including the Civil Monetary Penalties Law, impose criminal and civil penalties against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent, knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the federal civil FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

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the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and the regulations that implement both laws (collectively, HIPAA), which created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

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HIPAA, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses and their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information as well as their covered subcontractors, relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

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the federal Physician Payments Sunshine Act, created under the ACA and its implementing regulations, which require applicable manufacturers of drugs, devices, biologics and medical supplies for which reimbursement is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS in HHS information related to payments or other transfers of value made to covered recipients, including physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare providers (such as physician assistants and nurse practitioners), and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members; and

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analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Enliven may also be subject to federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Efforts to ensure that Enliven’s current and future business arrangements with third parties will comply with applicable healthcare and data privacy and security laws and regulations will involve on-going substantial costs. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that governmental authorities will conclude that Enliven’s business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Enliven’s operations are found to be in violation of any of the federal and state healthcare laws described above or any other governmental regulations that apply to it, Enliven may be subject to significant penalties, including without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, private “qui tam” actions brought by individual whistleblowers in the name of the government, exclusion, debarment or refusal to allow Enliven to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, additional reporting requirements and/or oversight if Enliven becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of Enliven’s operations, any of which could adversely affect Enliven’s ability to operate its business and its results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if Enliven is successful in defending against any such actions that may be brought against it, its business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom Enliven expects to do business is found to be not in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Enliven is subject to stringent and changing privacy, data protection and data security laws, regulations and standards as well as policies, contracts and other obligations related to data privacy, data protection and data security. Enliven’s actual or perceived failure to comply with such obligations could lead to enforcement or litigation (that could result in fines or penalties), a disruption or cancellation of clinical trials or commercialization of products, reputational harm, or other adverse business effects.

Enliven collects, receives, retains, stores, uses, shares, discloses, transfers, makes accessible, disseminates, and otherwise processes data (including personal and clinical trial information) relating to its employees and contractors, and other persons. Accordingly, Enliven is, or may become, subject to numerous legal and contractual obligations regarding the privacy, security, protection and appropriate collection, storing, sharing, use, processing, transfer, and disclosure of certain data, including personal information. For example, Enliven is, or may become, subject to various federal, state, local, and foreign laws, directives, and regulations regarding privacy, data protection, and data security, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions or conflict with other legal and regulatory requirements. Enliven is also subject to certain contractual obligations to third parties related to privacy, data protection and data security and it strives to comply with its applicable policies and applicable laws, regulations, contractual obligations, and other legal obligations relating to privacy, data protection, and data security, to the extent possible. The regulatory framework for privacy, data protection and data security worldwide is evolving and is likely to remain complex and uncertain for the foreseeable future. Any perception of privacy, data security, or data protection concerns or an inability, by Enliven or third parties that it relies on, to comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations, even if unfounded, may result in additional cost and liability to Enliven, harm its reputation, and adversely affect its business, financial condition, and results of operations.

Enliven is not currently classified as a covered entity or business associate under HIPAA. Thus, Enliven is not directly subject to HIPAA’s requirements or penalties. The healthcare providers, including certain research institutions from which Enliven may obtain patient or subject health information, may be subject to privacy, security, and breach notification requirements under HIPAA. Additionally, any person may be prosecuted under HIPAA’s criminal provisions either directly or under aiding-and-abetting or conspiracy principles. Consequently, depending on the facts and circumstances, Enliven could face substantial penalties if it knowingly receives individually identifiable health information from a HIPAA covered entity, business associate or subcontractor that has not satisfied HIPAA’s requirements for disclosure of individually identifiable health information. In addition, Enliven maintains sensitive personally identifiable information, including health and genetic information, that it receives throughout the clinical trial process and in the course of its research collaborations, and may maintain sensitive personally identifiable information received directly from individuals (or their healthcare providers) who may enroll in patient assistance programs if Enliven chooses to implement such programs. In addition, Enliven may be subject to state laws requiring security and protection of personal information and notification of affected individuals and state regulators in the event of a breach of personal information, which is a broader class of information than the health information protected by HIPAA.

Furthermore, certain health privacy laws, data breach notification laws, consumer protection laws and genetic information laws may apply directly to Enliven’s operations and/or those of its collaborators and may impose restrictions on Enliven’s collection, receipt, retention, storage, use, sharing, disclosure, dissemination, transfer or other processing of individuals’ personal information, including health information. Individuals from whom Enliven or its collaborators may obtain personal information, including health information, as well as the healthcare providers who may share this information with Enliven, may have statutory or contractual rights that require certain security measures to protect such information or limit the ability to collect, retain, store, use, share, disclose, disseminate, transfer and otherwise process the information. Enliven may be required to expend significant capital and other resources to ensure ongoing compliance with applicable privacy, data protection, and data security laws. Claims that Enliven has violated individuals’ privacy rights or breached its contractual obligations, even if it is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business.

Additionally, Enliven is subject to additional restrictions and requirements relating to privacy, data protection and data security in other jurisdictions outside the United States in connection with its clinical trials. For example, the collection, use, storage, disclosure, transfer (including cross-border), or other processing of personal data regarding individuals in the EU, including personal health data, is subject to the General Data Protection Regulation (GDPR). The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of certain personal data breaches (including to supervisory authorities and potentially affected individuals), and taking certain measures when engaging third-party processors. The GDPR also imposes strict rules on the transfer of personal data outside the European Economic Area (EEA) to third countries that have not been found to provide adequate protection to such personal data, including the United States, and permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues, whichever is greater, for the most serious of violations. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR.

While the GDPR applies uniformly across the EU, each EU Member State is permitted to issue nation-specific data protection legislation, which has created inconsistencies on a country-by-country basis. Additionally, Brexit has created further uncertainty and could result in the application of new data privacy and protection laws, regulations and standards, if Enliven decides to conduct clinical trials and enroll patients in the UK in its future clinical trials. While the UK General Data Protection Regulation (the UK GDPR) largely mirrors the GDPR, Brexit and the subsequent implementation of the UK GDPR will expose Enliven to two parallel data protection regimes, each of which potentially authorizes similar significant fines and other potentially divergent enforcement actions for certain violations. In addition, on July 16, 2020, the European Court of Justice invalidated the EU-US Privacy Shield Framework, a mechanism under which personal data could be transferred from the EEA to entities in the United States that had self-certified under the Privacy Shield Framework. The Court also called into question the Standard Contractual Clauses (SCCs), noting adequate safeguards must be met for SCCs to be valid. Use of the SCCs must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular, applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place. Additionally, the European Commission has adopted new SCCs that are required to be implemented. The UK also has issued new standard contractual clauses, similar to the SCCs, that also are required to be implemented in place of previously issued standard contractual clauses. As supervisory authorities issue further guidance on personal data export mechanisms, including on the new SCCs, and/or start taking enforcement action, Enliven’s compliance costs could increase, Enliven may be subject to complaints and/ or regulatory investigations or fines, and/or if Enliven is otherwise unable to transfer personal data between and among countries and regions in which it may conduct clinical trials, this could negatively impact its business. Furthermore, On June 28, 2021, the European Commission issued an adequacy decision under the GDPR and the Law Enforcement Directive, pursuant to which personal data generally may be transferred from the EU to the UK without restriction; however, this adequacy decision is subject to a four-year “sunset” period, after which the European Commission’s adequacy decision may be renewed. During that period, the European Commission will continue to monitor the legal situation in the UK and may intervene at any time with respect to its adequacy decision. The UK’s adequacy determination therefore is subject to future uncertainty and may be subject to modification or revocation in the future, with the UK potentially being considered an inadequate third country under the GDPR and transfers of personal data from the EEA to the UK will require a transfer mechanism, such as SCCs. Furthermore, there will be increasing scope for divergence in application, interpretation, and enforcement of the data protection law as between the UK and the EEA. This may increase the complexity of transferring personal data across borders.

Similar laws have been proposed in other foreign jurisdictions. For example, on August 20, 2021, the Personal Information Protection Law (PIPL) of the People’s Republic of China (PRC) was adopted and went into effect on November 1, 2021. The PIPL shares similarities with the GDPR, including extraterritorial application, data minimization, data localization, and purpose limitation requirements, and obligations to provide certain notices and rights to citizens of the PRC. The PIPL allows for fines of up to 50 million renminbi or 5% of covered company’s revenue in the prior year. If additional laws are passed, such laws may have potentially conflicting requirements that would make compliance challenging. Such laws may require Enliven to modify its operations, and may limit its ability to collect, retain, store, use, share, disclose, transfer, disseminate, and otherwise process personal data, may require additional investment of resources in compliance programs, impact strategies and could result in increased compliance costs and/or changes in its ongoing or planned business practices and policies.

Enliven may also be subject to federal and state privacy, data protection and data security laws and regulations in the United States including, without limitation, laws that regulate personal information, including health information. For example, California has enacted the California Consumer Privacy Act (CCPA), which creates new individual privacy rights for California consumers (as defined in the law) and places increased privacy, data protection, and data security obligations on entities handling personal information of California consumers, devices, or households. The CCPA requires covered companies to provide new disclosures to California consumers about such companies’ data collection, use and sharing practices and provide such consumers new ways to opt-out of certain sales of personal information. The CCPA also provides consumers with a private right of action in certain data breach situations. The CCPA went into effect on January 1, 2020, and the California Attorney General commenced enforcement actions for violations on July 1, 2020. Moreover, the California Privacy Rights Act (CPRA), which significantly modifies the CCPA, including by imposing additional obligations on covered companies and expanding consumers’ rights with respect to certain sensitive personal information, became operative on January 1, 2023, potentially resulting in further uncertainty and requiring Enliven to incur additional costs and expenses in an effort to comply. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA.

The CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the United States. The CCPA has prompted a number of proposals for federal and state privacy legislation. For example, in 2021 and 2022, Virginia passed its Consumer Data Protection Act, Colorado enacted the Colorado Privacy Act, Utah passed the Utah Consumer Privacy Act, and Connecticut passed the Act Concerning Personal Data and Online Monitoring, all of which differ from the CPRA and become effective in 2023. Similar laws also have been proposed in other states and at the federal level. Collectively, these reflect a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging.

Enliven may also publish privacy policies and other documentation regarding its collection, processing, use and disclosure of personal information. Although Enliven endeavors to comply with its published policies and documentation, it may at times fail to do so or may be perceived to have failed to do so. Moreover, despite Enliven’s efforts, it may not be successful in achieving compliance if its employees or contractors fail to comply with its published policies and documentation. Such failures can subject Enliven to potential foreign, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of its actual practices.

The number and scope of obligations related to privacy, data protection and data security are changing, subject to differing applications and interpretations, and may be inconsistent between jurisdictions or in conflict with each other. As a result, compliance with United States and foreign privacy, data protection, and data security laws and regulations could require Enliven to take on more onerous obligations in its contracts, restrict its ability to collect, retain, store, use, share, disclose, transfer, disseminate, and otherwise process data, or in some cases, impact its ability to operate in certain jurisdictions. Although Enliven endeavors to comply with its published policies, other documentation, and all applicable privacy and security laws and regulations, it may at times fail to do so or may be perceived to have failed to do so. Any actual or alleged failure to comply with such obligations could result in governmental investigations, proceedings and enforcement actions (which could include civil or criminal fines or penalties), private litigation or adverse publicity, harm to Enliven’s reputation, and could negatively affect its operating results and business. Moreover, clinical trial subjects about whom Enliven or its potential collaborators obtain information, as well as the providers who share this information with Enliven, may contractually limit Enliven’s ability to use and disclose the information or impose other obligations or restrictions in connection with Enliven’s use, retention and other processing of information, and Enliven may otherwise face contractual restrictions applicable to its use, retention, and other processing of information. Claims that Enliven has violated individuals’ privacy rights, failed to comply with data protection laws, or breached its contractual obligations, even if it is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm Enliven’s business.

Enliven’s business activities may be subject to the U.S. Foreign Corrupt Practices Act (FCPA) and similar anti-bribery and anti-corruption laws and anti-money laundering laws, including laws of other countries in which Enliven operates, as well as U.S. and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit Enliven’s ability to compete in foreign markets and subject it to liability if it violates them.

Enliven is subject to the FCPA, the U.S. domestic public corruption and commercial bribery statutes contained in 18 U.S.C. § 201, the U.S. Travel Act and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in countries outside of the United States in which where Enliven conducts its activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

Enliven may leverage third parties to sell its products and conduct its business abroad. Enliven, its employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if Enliven does not explicitly authorize such activities. Enliven’s business activities may be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which it operates. The FCPA generally prohibits companies and their employees and third-party intermediaries from offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Enliven’s business is heavily regulated and therefore may involve significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, hospitals are owned and operated by the government, and doctors and other hospital employees would be considered foreign officials under the FCPA. Recently, the SEC and DOJ have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. Enliven cannot assure you that all of its employees, agents, representatives, business partners or third-party intermediaries will not take actions in violation of applicable law for which Enliven may be ultimately held responsible. As Enliven commercializes its product candidates and increases its international sales and business, its risks under these laws may increase. There is no certainty that all of Enliven’s employees, agents or contractors, or those of its affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against Enliven, its officers or its employees, disgorgement, and other sanctions and remedial measures, and prohibitions on the conduct of its business. Any such violations could include prohibitions on Enliven’s ability to offer its products in one or more countries and could materially damage its reputation, its brand, its international activities, its ability to attract and retain employees and its business, prospects, operating results and financial condition.

These laws also require that Enliven keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While Enliven has policies and procedures to address compliance with such laws, Enliven cannot assure you that none of its employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of its policies and applicable law, for which Enliven may be ultimately held responsible.

Any allegations or violation of the FCPA or other applicable anti-bribery and anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from government contracts, all of which may have an adverse effect on Enliven’s reputation, business, results of operations, and prospects. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.

In addition, Enliven’s products may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations. Governmental regulation of the import or export of Enliven’s products, or Enliven’s failure to obtain any required import or export authorization for its products, when applicable, could harm Enliven’s international or domestic sales and adversely affect its revenue. Compliance with applicable regulatory requirements regarding the export of Enliven’s products may create delays in the introduction of its products in international markets or, in some cases, prevent the export of its products to some countries altogether. Furthermore, United States export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by United States sanctions. If Enliven fails to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or products targeted by such regulations, could result in decreased use of Enliven’s products by, or in Enliven’s decreased ability to export its products to, existing or potential customers with international operations. Any decreased use of Enliven’s products or limitation on Enliven’s ability to export or sell its products would likely adversely affect its business.

If Enliven fails to comply with environmental, health and safety laws and regulations, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Enliven is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes.

Enliven’s operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Enliven’s operations also produce hazardous waste products. Enliven generally contracts with third parties for the disposal of these materials and wastes. Enliven cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from Enliven’s use of hazardous materials, Enliven could be held liable for any resulting damages, and any liability could exceed its resources. Enliven also could incur significant costs associated with civil or criminal fines and penalties.

Although Enliven maintains workers’ compensation insurance to cover it for costs and expenses it may incur due to injuries to its employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. Enliven does not maintain insurance for environmental liability or toxic tort claims that may be asserted against it in connection with its storage or disposal of biological, hazardous or radioactive materials.

Any legal proceedings or claims against Enliven could be costly and time-consuming to defend and could harm its reputation regardless of the outcome.

Enliven may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. For example, Enliven was involved in a legal proceeding in connection with the Merger, which was voluntarily dismissed by the plaintiff on January 19, 2023. Such matters can be time-consuming, divert management’s attention and resources, cause Enliven to incur significant expenses or liability, or require Enliven to change its business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect Enliven’s financial condition and results of operations. Because of the potential risks, expenses, and uncertainties of litigation, Enliven may, from time to time, settle disputes, even where it has meritorious claims or defenses, by agreeing to settlement agreements. Any of the foregoing could adversely affect Enliven’s business, financial condition, and results of operations.

Risks Related to Employee Matters, Managing Enliven’s Growth and Other Risks Related to Enliven’s Business

Enliven’s success is highly dependent on its ability to attract, hire and retain highly skilled executive officers and employees.

Enliven currently has a small team focused on research and development of small molecule kinase inhibitors. Enliven’s ability to discover and develop any product candidates is dependent on its chemists. To succeed, Enliven must recruit, hire, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and Enliven faces significant competition for experienced personnel. Enliven is highly dependent on the principal members of its management and scientific and medical staff, particularly Sam Kintz, its President, Chief Executive Officer and director and Joseph P. Lyssikatos, its Chief Scientific Officer and director. If Enliven does not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect its ability to execute its business plan and harm its operating results. In particular, the loss of one or more of Enliven’s executive officers could be detrimental to Enliven if it cannot recruit suitable replacements in a timely manner. Enliven does not maintain “Key Person” insurance for any of its executives or other employees. Enliven could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in its employee recruitment and retention efforts.

Many of the other biotechnology companies that Enliven competes against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than Enliven does. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what Enliven has to offer. If Enliven is unable to continue to attract and retain high-quality personnel, the rate and success at which it can discover, develop and commercialize its product candidates will be limited and the potential for successfully growing its business will be harmed.

Enliven’s scientific and clinical advisors and consultants typically will not enter into non-compete agreements with it. If a conflict of interest arises between their work for Enliven and their work for another entity, Enliven may lose their services. Furthermore, Enliven’s advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with Enliven’s. In particular, if Enliven is unable to maintain consulting or employment relationships with its scientific founders and other scientific and clinical advisors and consultants, or if they provide services to Enliven’s competitors, Enliven’s development and commercialization efforts will be impaired and its business will be significantly harmed.

Enliven’s reliance on a limited number of employees who provide various administrative, research and development, and other services across its organization presents operational challenges that may adversely affect its business.

As of February 27, 2023, Enliven had 29 full-time employees. Of these employees, 26 are engaged in research or product development and clinical activities. The small size of Enliven’s centralized team may limit its ability to devote adequate personnel, time, and resources to support its operations or research and development activities, and the management of financial, accounting, and reporting matters. If Enliven’s team fails to provide adequate administrative, research and development, or other services across its organization, Enliven’s business, financial condition, and results of operations could be harmed.

Enliven will need to grow the size and capabilities of its organization, and it may experience difficulties in managing this growth.

As of February 27, 2023, Enliven had 29 full-time employees. Of these employees, 26 are engaged in research or product development and clinical activities. In order to successfully implement its development and commercialization plans and strategies, Enliven expects to need significant additional managerial, operational, sales, marketing, financial and other personnel. Future growth will impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining, retaining and motivating Enliven’s current and additional employees;

•

managing Enliven’s internal development efforts effectively, including the preclinical, clinical, FDA, EMA and other comparable foreign regulatory agencies’ review process for ELVN-001 and ELVN-002, while complying with any contractual obligations to contractors and other third parties;

•	managing increasing operational and managerial complexity; and

•	improving Enliven’s operational, financial and management controls, reporting systems and procedures.

Enliven’s future financial performance and its ability to successfully develop and, if approved, commercialize ELVN-001, ELVN-002 and other research programs will depend, in part, on Enliven’s ability to effectively manage any future growth, and Enliven’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

Enliven currently relies, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including key aspects of research, clinical development and manufacturing. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to Enliven on a timely basis when needed, or that Enliven can find qualified replacements. In addition, if Enliven is unable to effectively manage its outsourced activities or if the quality or accuracy of the services provided by third-party service providers is compromised for any reason, Enliven’s preclinical studies and clinical trials may be extended, delayed or terminated, and Enliven may not be able to obtain marketing approval for any of its product candidates or otherwise advance its business. There can be no assurance that Enliven will be able to manage its existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If Enliven is not able to effectively expand its organization by hiring new employees and/or engaging additional third-party service providers, it may not be able to successfully implement the tasks necessary to further develop and commercialize ELVN-001, ELVN-002 and any other product candidates and, accordingly, may not achieve its research, development and commercialization goals.

Enliven’s internal computer systems, or those of any of its CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer actual or suspected security or data privacy incidents or other unauthorized or improper access to, use of, or destruction of its proprietary or confidential data, employee data, or personal information, which could result in additional costs, loss of revenue, significant liabilities, harm to Enliven’s brand and material disruption of its operations, and potentially significant delays in its clinical trials and delivery to market.

In the ordinary course of its business, Enliven collects, stores, processes, and transmits large amounts of data, including intellectual property, proprietary or confidential data, employee data, and personal information. Enliven also collects, stores, processes, and transmits health information, in connection with its clinical trials. It is critical that Enliven do so in a secure manner to maintain the confidentiality, integrity, and availability of such data. Enliven’s obligations under applicable laws, regulations, contracts, industry standards, and other documentation may include maintaining the confidentiality, integrity, and availability of such data in its possession or control, maintaining reasonable and appropriate security safeguards as part of an information security program, and restrictions on the use and disclosure of such data. These obligations create potential legal liability to regulators, business partners, employees, and other relevant stakeholders.

Enliven has outsourced certain elements of its operations (including elements of its information technology infrastructure) to third parties or may have incorporated third-party technology into its information technology infrastructure, which collects, processes, transmits and stores intellectual property, proprietary or confidential data, employee data, and personal information. As a result, Enliven manages a number of third-party providers who may or could have access to Enliven’s information technology systems or to Enliven’s confidential information. In addition, many of those third parties in turn subcontract or outsource some of their responsibilities to additional third parties.

Despite the implementation of security measures designed to protect systems that store Enliven’s information, given their size and complexity and the increasing amounts of information maintained on Enliven’s internal information technology systems and external processing and storage systems (e.g., cloud), and those of Enliven’s third-party CROs, other contractors (including sites performing Enliven’s clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, power outages, natural disasters, global pandemics (such as COVID-19, terrorism, acts of vandalism, war and telecommunication and electrical failures, as well as security breaches and incidents from inadvertent or intentional actions by Enliven’s employees, contractors, consultants, business partners, and/or other third parties (including nation- state and nation-state supported actors), or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, viruses, denial-of-service attacks, phishing attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise Enliven’s system infrastructure or lead to the unauthorized access to or acquisition, use, corruption, loss, destruction, alteration or dissemination of, or damage to, Enliven’s data. For example, companies have experienced an increase in phishing and social engineering attacks from third parties in connection with working remotely due to the COVID-19 pandemic. As a result, Enliven, as well as any of its CROs, manufacturers, other contractors or consultants who may be operating in remote work environments may have increased cyber security and data security risks, due to increased use of home wi-fi networks and virtual private networks, as well as increased disbursement of physical machines. While Enliven implements information technology controls designed to reduce the risk of a cyber security or data security incident, there is no guarantee that these measures will be adequate to safeguard all systems, especially with an increased number of employees working remotely.

To the extent that any disruption or security incident were to result in any unauthorized, unlawful, or accidental access to or acquisition, use, corruption, loss, destruction, unavailability, alteration or dissemination of, or damage to, Enliven’s data (including confidential or personal information) or applications, or for it to be believed or reported that any of these occurred, Enliven could incur liability and reputational damage and the development and commercialization of Enliven’s product candidates could be delayed. There can be no assurance that Enliven’s data protection and security efforts and its investment in information technology, or the efforts or investments of CROs, consultants or other third parties, will prevent significant breakdowns or breaches in systems or other cyber security incidents that cause unauthorized, unlawful, or accidental access to or acquisition, use, corruption, loss, destruction, unavailability, alteration or dissemination of, or damage to, Enliven’s data that could have a material adverse effect upon Enliven’s reputation, business, operations or financial condition. For example, if such an event were to occur and cause interruptions in Enliven’s operations, it could result in a material disruption of Enliven’s programs (including clinical trials) and the development of its product candidates could be delayed. In addition, significant disruptions of Enliven’s internal information technology systems or security incidents could result in the loss, misappropriation, and/or unauthorized access, use, acquisition, or disclosure of, or the prevention of access to, data (including trade secrets or other confidential data, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to Enliven. For example, any such event that leads to unauthorized, unlawful, or accidental access, use, or disclosure of personal information, including personal information regarding Enliven’s employees or business partners, could harm Enliven’s reputation directly, compel Enliven to comply with breach notification laws, subject Enliven to financial exposure related to investigation of the incident (including cost of forensic examinations), subject Enliven to mandatory corrective action, and otherwise subject Enliven to liability under laws and regulations that protect the privacy and security of personal data, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on Enliven’s business.

Enliven may also be required to notify governmental authorities and/or affected individuals of breaches involving personal information. For example, all 50 states have laws including obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state regulators, and/or others. These laws are not consistent, and compliance in the event of a widespread security breach or incident may be difficult and costly. Enliven also may be contractually required to notify affected individuals or other relevant stakeholders of a security breach or incident. Regardless of Enliven’s security measures and contractual protections, any actual or perceived security breach or incident or breach of Enliven’s contractual obligations could harm Enliven’s reputation and brand, expose it to potential liability or require it to expend significant resources on data security and in responding to any such actual or perceived breach or incident. Notifications and follow-up actions related to a security incident could impact Enliven’s reputation and cause Enliven to incur significant costs, including legal expenses and remediation costs. For example, the loss of clinical trial data from clinical trials could result in delays in Enliven’s regulatory approval efforts and significantly increase Enliven’s costs to recover or reproduce the lost data. Enliven expects to incur significant costs in an effort to detect and prevent security breaches and incidents, and it may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security breach or incident.

Enliven also relies on third parties to manufacture its product candidates, and similar events relating to their computer systems could also have a material adverse effect on its business. Enliven and its third-party providers may not have the resources or technical sophistication to anticipate or prevent all such cyber-attacks. Techniques used to obtain unauthorized access to systems are increasingly sophisticated, change frequently and may not be known until launched against Enliven or its third-party providers. While Enliven has no reason to believe that it has experienced a data security incident that it has not discovered, attackers have become very sophisticated in the way they conceal their unauthorized access to systems, and many companies that have been attacked are not aware that they have been attacked. Any incident that leads to loss of or unauthorized access to, or use, alteration, or disclosure of information of individuals, including but not limited to personal information regarding Enliven’s employees, could disrupt Enliven’s business, harm its reputation, compel it to comply with applicable data breach notification laws, subject it to time consuming, distracting and expensive litigation, regulatory investigation and oversight, mandatory corrective action, require it to verify the correctness of database contents, or otherwise subject it to liability under laws, regulations and contractual obligations, including those that protect the privacy and security of personal information. This could result in increased costs to Enliven and result in significant legal and financial exposure and/or reputational harm.

There have been and may continue to be significant supply chain attacks (such as the attacks resulting from vulnerabilities in SolarWinds Orion, Accellion FTA, Microsoft Exchange, Codecov, Kaseya VSA, and other widely-used software and technology infrastructure) and Enliven cannot guarantee that its or its third-party providers’ systems have not been breached or that they do not contain exploitable defects or bugs that could result in a security breach or incident of, or other disruption to, its systems and networks or the systems and networks of third parties that support it and its platform. Enliven’s ability to monitor its third-party providers’ security measures is limited, and, in any event, malicious third parties may be able to circumvent those security measures, resulting in the unauthorized, unlawful, or accidental access to, misuse, disclosure, loss or destruction of Enliven’s data, including employee personal information and other sensitive information. Enliven’s and its third-party providers’ information technology systems have been and may in the future be susceptible to vulnerabilities that could be exploited from inadvertent or intentional actions of Enliven’s employees, third party providers, business partners, or by malicious third parties. Attacks of this nature are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. Additionally, due to the geopolitical unrest associated with Russia’s invasion of Ukraine, Enliven and its CROs, contractors, and other third-party providers and collaborators may be vulnerable to heightened risks of cybersecurity incidents and security and privacy breaches.

Security incidents that impact Enliven’s information technology systems could result in breaches of its contracts (some of which may not have liability limitations and/or require Enliven to indemnify affected parties) and could lead to litigation with collaborators, clinical trial participants, or other relevant stakeholders. These proceedings could force Enliven to spend money in defense or settlement, divert management’s time and attention, increase Enliven’s costs of doing business, adversely affect Enliven’s reputation or otherwise adversely affect its business. Similarly, security incidents could lead to regulatory investigations. Enliven could be required to fundamentally change its business activities and practices in response to such litigation, which could have an adverse effect on its business.

Enliven may not have applicable or otherwise adequate insurance to protect it from, or adequately mitigate, liabilities or damages resulting from cyber or privacy incidents. The successful assertion of one or more large claims against Enliven that exceeds any available insurance coverage that it might have, or results in changes to insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on Enliven’s business. In addition, Enliven cannot be sure that insurance coverage will be available on acceptable terms or that insurers will not deny coverage as to any future claim.

Further, any disruption or security incident that does or is perceived to result in unauthorized, unlawful, or accidental access to or acquisition, use, corruption, loss, destruction or alteration of, or damage to, Enliven’s data, including its confidential or proprietary data, Enliven could be exposed to litigation and governmental investigations, the further development and commercialization of its product candidates could be delayed, and it could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.

If Enliven is unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market its product candidates, it may not be able to successfully sell or market its product candidates that obtain regulatory approval.

Enliven currently does not have and has never had a marketing or sales team. In order to commercialize any product candidates, if approved, Enliven must build marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which Enliven may have approval to sell or market its product candidates. Enliven may not be successful in accomplishing these required tasks.

Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize Enliven’s product candidates will be expensive and time-consuming and will require significant attention of Enliven’s executive officers to manage. Any failure or delay in the development of Enliven’s internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of Enliven’s product candidates that it obtains approval to market if it does not have arrangements in place with third parties to provide such services on its behalf. Alternatively, if Enliven chooses to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment its own sales force and distribution systems or in lieu of its own sales force and distribution systems, Enliven will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration and such arrangements may prove to be less profitable than commercializing the product on its own. If Enliven is unable to enter into such arrangements when needed, on acceptable terms or at all, Enliven may not be able to successfully commercialize any of its product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. If Enliven is unable to successfully commercialize its approved product candidates, either on its own or through collaborations with one or more third parties, Enliven’s future product revenue will suffer, and it may incur significant additional losses.

A variety of risks associated with marketing Enliven’s product candidates internationally could materially adversely affect its business.

Enliven may seek regulatory approval of its product candidates outside of the United States and, accordingly, it expects that it will be subject to additional risks related to operating in foreign countries if it obtains the necessary approvals, including:

•

differing regulatory requirements and reimbursement regimes in foreign countries, such as the lack of pathways for accelerated drug approval, may result in foreign regulatory approvals taking longer and being more costly than obtaining approval in the United States;

•	foreign regulatory authorities may disagree with the design, implementation or results of Enliven’s clinical trials or Enliven’s interpretation of data from nonclinical studies or clinical trials;

•	approval policies or regulations of foreign regulatory authorities may significantly change in a manner rendering Enliven’s clinical data insufficient for approval;

•	impact of the COVID-19 pandemic on Enliven’s ability to produce its product candidates and conduct clinical trials in foreign countries;

•	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with legal requirements applicable to privacy, data protection, information security and other matters;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	difficulties staffing and managing foreign operations;

•	complexities associated with managing multiple payor reimbursement regimes and government payors in foreign countries;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	potential liability under the FCPA or comparable foreign regulations;

•

challenges enforcing Enliven’s contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism, trade policies, treaties and tariffs.

These and other risks associated with international operations may materially adversely affect Enliven’s ability to attain or maintain profitable operations.

Changes in Enliven’s effective tax rate or tax liability may have an adverse effect on its operating results.

Enliven’s effective tax rate and the amount of its taxable income could be adversely affected by several factors, many of which are outside of its control, including changes in tax laws, rates, tax treaties, and regulations or the interpretation of them. For example, the TCJA, as modified by the CARES Act, significantly revised the Code. The TJCA, among other things, contains significant changes to corporate taxation, including a reduction of the federal statutory rates from a top marginal rate of 35% to a flat rate of 21%, the transition of U.S. international taxation from a worldwide tax system to a territorial system, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, and modifying or repealing many business deductions and credits. Further, the IRA has various tax provisions, some of which will become effective in 2023. Enliven does not currently expect that the IRA will have a material impact on its income tax liability. Any of these developments or changes in federal, state, or international tax laws or tax rulings could adversely affect Enliven’s effective tax rate and its operating results.

Risks Related to Enliven’s Intellectual Property

Enliven’s success depends on its ability to protect its intellectual property and its proprietary technologies.

Enliven’s commercial success depends in part on its ability to obtain and maintain patent protection and trade secret protection for its product candidates, proprietary technologies and their uses as well as its ability to operate without infringing upon the proprietary rights of others. Enliven generally seeks to protect its proprietary position by filing patent applications in the United States and abroad related to its product candidates, proprietary technologies and their uses that are important to its business. Enliven also seeks to protect its proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that Enliven’s patent applications or the patent applications of its future licensors will result in patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for Enliven’s and its licensors’ proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Enliven’s rights or permit Enliven to gain or keep any competitive advantage. These uncertainties and/or limitations in Enliven’s ability to properly protect the intellectual property rights relating to its product candidates could have a material adverse effect on its financial condition and results of operations.

Enliven cannot be certain that the claims in its United States pending patent applications, corresponding international patent applications and patent applications in certain foreign territories, or those of its future licensors, will be considered patentable by the United States Patent and Trademark Office (USPTO), courts in the United States or by the patent offices and courts in foreign countries, nor can it be certain that the claims in its future issued patents will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Enliven or any of its potential future collaborators will be successful in protecting its product candidates by obtaining and defending patents. These risks and uncertainties include the following:

•

the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

Enliven’s competitors, many of whom have substantially greater resources than it does and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or eliminate Enliven’s ability to make, use and sell its potential product candidates;

•

there may be significant pressure on the United States government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•

countries other than the United States may have patent laws less favorable to patentees than those upheld by United States courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates.

The patent prosecution process is also expensive and time-consuming, and Enliven and any future licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that Enliven or any future licensors will fail to identify patentable aspects of Enliven’s research and development output before it is too late to obtain patent protection.

Enliven cannot be certain that it is the first to invent the inventions covered by pending patent applications and, if it is not, it may be subject to priority or entitlement disputes. Enliven may be required to disclaim part or all of the term of certain patents or all of the term of certain patent applications. There may be prior art of which Enliven is not aware that may affect the validity or enforceability of a patent claim. There also may be prior art of which Enliven is aware, but which it does not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. Since patent applications in the United States and other countries are confidential for a period of time after filing, at any moment in time, Enliven cannot be certain that it was in the past or will be in the future the first to file any patent application related to its product candidates. For example, some patent applications in the United States may be maintained in secrecy until the patents are issued. Further, publications in the scientific literature often lag behind actual discoveries. Enliven may not be able to obtain or maintain patent applications and patents due to the subject matter claimed in such patent applications and patents being in the public domain. In some cases, the work of certain academic researchers in the cancer therapeutics field has entered the public domain, which may preclude Enliven’s ability to obtain patent protection for certain inventions relating to such work. Consequently, Enliven cannot be certain that others have not filed patent applications for technology covered by owned and any future in-licensed issued patents of Enliven or Enliven’s pending applications, or that Enliven or, if applicable, a licensor were the first to invent or first to file an application for the technology. In addition, although Enliven enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of its research and development output, such as its employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing Enliven’s ability to seek patent protection.

It is possible that defects of form in the preparation or filing of Enliven’s patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope, or requests for patent term adjustments. If there are material defects in the form, preparation, prosecution, or enforcement of Enliven’s patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair Enliven’s ability to prevent competition from third parties, which may have an adverse impact on its business.

In addition to the protection provided by Enliven’s patent estate, Enliven relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not amenable to patent protection. Although Enliven generally requires all of its employees to assign their inventions to Enliven, and all of its employees, consultants, advisors and any third parties who have access to its proprietary know-how, information, or technology to enter into confidentiality agreements, Enliven cannot provide any assurances that all such agreements have been duly executed, or that Enliven’s trade secrets and other confidential proprietary information will not be disclosed. In addition, while Enliven has undertaken reasonable efforts to ensure such agreements are enforceable and that employees and third parties comply with their obligations thereunder, these agreements may be found insufficient by a court of law or may be breached, or Enliven may not enter into sufficient agreements with such individuals in the first instance, in either case potentially resulting in the unauthorized use or disclosure of its trade secrets and other intellectual property, including to its competitors, which could cause it to lose any competitive advantage resulting from this intellectual property. Individuals not subject to invention assignment agreements may make adverse ownership claims to Enliven’s current and future intellectual property. Moreover, Enliven’s competitors may independently develop knowledge, methods and know-how equivalent to Enliven’s trade secrets. Competitors could purchase Enliven’s products, if approved, and replicate some or all of the competitive advantages Enliven derives from its development efforts for technologies on which it does not have patent protection. If any of Enliven’s trade secrets were to be lawfully obtained or independently developed by a competitor, Enliven would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with Enliven. If any of Enliven’s trade secrets were to be disclosed to or independently developed by a competitor, Enliven’s competitive position would be harmed. Enforcing a claim that a third-party entity illegally obtained and is using any of Enliven’s trade secrets is expensive and time-consuming, and the outcome is unpredictable, and Enliven may not be able to obtain adequate remedies for such breaches.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Enliven’s intellectual property may not provide it with sufficient rights to exclude others from commercializing products similar or identical to its.

If the scope of any patent protection Enliven obtains is not sufficiently broad, or if Enliven loses any of its patent protection, Enliven’s ability to prevent its competitors from commercializing similar or identical product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of Enliven’s patent rights are highly uncertain. Enliven’s pending and future patent applications and those of its future licensors may not result in patents being issued which protect Enliven’s product candidates or which effectively prevent others from commercializing competitive product candidates. In fact, patent applications may not issue as patents at all.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications Enliven owns or in-licenses in the future issue as patents, they may not issue in a form that will provide Enliven with any meaningful protection, prevent competitors or other third parties from competing with it, or otherwise provide it with any competitive advantage. Any patents that Enliven owns or in-licenses may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, Enliven does not know whether its product candidates will be protectable or remain protected by valid and enforceable patents. Enliven’s competitors or other third parties may be able to circumvent Enliven’s patents or the patents of its future licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect Enliven’s business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Enliven’s patents or the patents of its future licensors may be challenged in the courts or patent offices in the United States and abroad. Enliven may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (PGR) and inter partes review (IPR), or other similar proceedings challenging Enliven’s owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, Enliven’s patent rights, allow third parties to commercialize Enliven’s product candidates and compete directly with us, without payment to us, or result in Enliven’s inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, Enliven’s patents or the patents of its future licensors may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge Enliven’s priority of invention or other features of patentability with respect to Enliven’s patents and patent applications and those of Enliven’s future licensors. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit Enliven’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of its product candidates. Such proceedings also may result in substantial cost and require significant time from Enliven’s scientists and management, even if the eventual outcome is favorable to Enliven. In addition, if the breadth or strength of protection provided by Enliven’s patents and patent applications or the patents and patent applications of Enliven’s future licensors is threatened, regardless of the outcome, it could dissuade companies from collaborating with Enliven to license, develop or commercialize current or future product candidates. Any of the foregoing could have a material adverse effect on Enliven’s business, financial condition, results of operations and prospects.

Intellectual property rights do not necessarily address all potential threats to Enliven’s competitive advantage.

The degree of future protection afforded by Enliven’s intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect Enliven’s business or permit it to maintain its competitive advantage. For example:

•	others may be able to develop products that are similar to Enliven’s product candidates but that are not covered by the claims of the patents that Enliven owns or licenses;

•	Enliven or its future licensors or collaborators might not have been the first to make the inventions covered by the issued patents or patent application that Enliven owns or licenses;

•	Enliven or its future licensors or collaborators might not have been the first to file patent applications covering certain of Enliven’s inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Enliven’s technologies without infringing Enliven’s intellectual property rights;

•	it is possible that the pending patent applications Enliven owns or licenses will not lead to issued patents;

•	issued patents that Enliven owns or licenses may be held invalid or unenforceable, as a result of legal challenges by its competitors;

•

Enliven’s competitors might conduct research and development activities in countries where Enliven does not have patent rights and then use the information learned from such activities to develop competitive products for sale in Enliven’s major commercial markets;

•	Enliven may not develop additional proprietary technologies that are patentable;

•

Enliven or its licensors may fail to meet obligations to the U.S. government with respect to any future in-licensed patents and patent applications funded by U.S. government grants, leading to the loss of patent rights;

•	Enliven may not be able to generate sufficient data to support full patent applications that protect the entire breadth of developments in one or more of its programs;

•	Enliven may not successfully commercialize the product candidates, if approved, before its relevant patents expire;

•	the patents of others or pending or future applications of others may have an adverse effect on Enliven’s business; and

•	Enliven may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm Enliven’s business, results of operations and prospects.

Enliven’s commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that Enliven infringes their proprietary rights may result in liability for damages or prevent or delay Enliven’s developmental and commercialization efforts.

Enliven’s commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, Enliven’s research, development and commercialization activities may be subject to claims that Enliven infringes or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit Enliven’s ability to make, use, sell, offer for sale or import its product candidates and products that may be approved in the future, or impair its competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third-party United States and foreign issued patents and pending patent applications exist in the fields in which Enliven is developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Enliven’s product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that Enliven’s product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, Enliven may be unaware of third-party patents that may be infringed by commercialization of any of its product candidates, and Enliven cannot be certain that it was the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently-pending patent applications that may later result in issued patents that Enliven’s product candidates may infringe. In addition, identification of third-party patent rights that may be relevant to Enliven’s technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which Enliven is aware, but which it does not believe is relevant to its business, which may, nonetheless, ultimately be found to limit its ability to make, use, sell, offer for sale or import its products that may be approved in the future, or impair its competitive position. In addition, third parties may obtain patents in the future and claim that use of Enliven’s technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of Enliven’s technical personnel and management;

•	cause development delays;

•	prevent Enliven from commercializing any of its product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•	require Enliven to develop non-infringing technology, which may not be possible on a cost-effective basis;

•	subject Enliven to significant liability to third parties; or

•

require Enliven to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in Enliven’s competitors gaining access to the same technology.

Although no third party has asserted a claim of patent infringement against Enliven as of the date of the Current Report on Form 8-K of which this Exhibit 99.2 forms a part, others may hold proprietary rights that could prevent Enliven’s product candidates from being marketed. It is possible that a third party may assert a claim of patent infringement directed at any of Enliven’s product candidates. Any patent-related legal action against Enliven claiming damages and seeking to enjoin commercial activities relating to Enliven’s product candidates, treatment indications, or processes could subject Enliven to significant liability for damages, including treble damages if Enliven was determined to willfully infringe, and require Enliven to obtain a license to manufacture or market its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Enliven’s business. Enliven cannot predict whether it would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if Enliven or its future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in Enliven’s competitors gaining access to the same intellectual property. In addition, Enliven cannot be certain that it could redesign its product candidates, treatment indications, or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Enliven from developing and commercializing its product candidates, which could harm its business, financial condition and results of operations. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit Enliven from marketing or otherwise commercializing Enliven’s product candidates and technology.

Parties making claims against Enliven may be able to sustain the costs of complex patent litigation more effectively than Enliven can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Enliven’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Enliven’s ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects.

Because Enliven’s development programs may in the future require the use of proprietary rights held by third parties, the growth of Enliven’s business may depend in part on its ability to acquire, in-license, or use these third-party proprietary rights.

Because Enliven’s development programs may in the future require the use of proprietary rights held by third parties, the growth of its business may depend in part on its ability to acquire, in-license, or use these third-party proprietary rights. Enliven may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that it identifies as necessary for development and commercialization of its product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that Enliven may consider attractive or necessary. These established companies may have a competitive advantage over Enliven due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Enliven to be a competitor may be unwilling to assign or license rights to Enliven. Enliven also may be unable to license or acquire third-party intellectual property rights on terms that would allow Enliven to make an appropriate return on its investment or at all. If Enliven is unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights it has, it may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on its business, financial condition, results of operations, and prospects.

Enliven may be involved in lawsuits to protect or enforce its patents or its future licensors’ patents, which could be expensive, time consuming and unsuccessful. Further, Enliven’s issued patents or its future licensors’ patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe Enliven’s intellectual property rights. To prevent infringement or unauthorized use, Enliven may be required to file infringement claims, which can be expensive and time-consuming. In addition, in a patent infringement proceeding, a court may decide that a patent Enliven owns or in-licenses is not valid, is unenforceable and/or is not infringed. If Enliven or any of its potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of Enliven’s product candidates, the defendant could counterclaim that Enliven’s patent or the patent of its future licensors is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of sufficient written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.

Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). The outcome following legal assertions of invalidity and/or unenforceability is unpredictable. With respect to the validity question, for example, Enliven cannot be certain that there is no invalidating prior art, of which Enliven, its future licensors, and the patent examiners are unaware during prosecution. There is also no assurance that there is not prior art of which Enliven is aware, but which it does not believe affects the validity or enforceability of a claim in its patents and patent applications or the patents and patent applications of its future licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. If a third party were to prevail on a legal assertion of invalidity or unenforceability, Enliven would lose at least part, and perhaps all, of the patent protection on its technology or platform, or any product candidates that it may develop. Such a loss of patent protection would have a material adverse impact on Enliven’s business, financial condition, results of operations and prospects.

In addition, if the breadth or strength of protection provided by Enliven’s patents and patent applications or the patents and patent applications of its future licensors is threatened, it could dissuade companies from collaborating with Enliven to license, develop or commercialize current or future product candidates.

Even if resolved in Enliven’s favor, litigation or other legal proceedings relating to Enliven’s intellectual property rights may cause it to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase Enliven’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Enliven may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Enliven’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Enliven can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Enliven’s ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Enliven’s intellectual property rights, there is a risk that some of Enliven’s confidential information could be compromised by disclosure during this type of litigation or other proceedings.

In addition, the issuance of a patent does not give Enliven the right to practice the patented invention. Third parties may have blocking patents that could prevent Enliven from marketing its own patented product and practicing its own patented technology.

Intellectual property litigation may lead to unfavorable publicity that harms Enliven’s reputation and causes the market price of its common shares to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of Enliven’s existing product candidates, approved products, programs or intellectual property could be diminished. Accordingly, the market price of shares of Enliven’s common stock may decline. Such announcements could also harm Enliven’s reputation or the market for its future products, which could have a material adverse effect on its business.

Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of Enliven’s patent applications or those of its future licensors and the enforcement or defense of its issued patents or those of its future licensors.

On September 16, 2011, the Leahy-Smith America Invents Act (the Leahy-Smith Act), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before Enliven could therefore be awarded a patent covering an invention of Enliven even if it had made the invention before it was made by such third party. This will require Enliven to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, Enliven’s ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Enliven may not be certain that it or its future licensors are the first to either (1) file any patent application related to Enliven’s product candidates or (2) invent any of the inventions claimed in the patents or patent applications.

The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications are prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR, IPR, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, Enliven’s patent rights, which could adversely affect Enliven’s competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Enliven’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Enliven’s patent applications or those of its future licensors and the enforcement or defense of Enliven’s issued patents or those of its future licensors, all of which could have a material adverse effect on Enliven’s business, financial condition, results of operations and prospects.

Changes in United States patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing Enliven’s ability to protect its product candidates.

As is the case with other pharmaceutical companies, Enliven’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of Enliven’s intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Enliven cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to Enliven.

For example, the United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Enliven’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the United States Congress, the United States federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken Enliven’s ability to obtain new patents or to enforce its existing patent and the patents it might obtain or license in the future.

Enliven may be subject to claims challenging the inventorship or ownership of its patents and other intellectual property.

Enliven may also be subject to claims that former employees or other third parties have an ownership interest in its patents or other intellectual property. Enliven may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing its product candidates. Although it is Enliven’s policy to require its employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to Enliven, Enliven may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Enliven regards as its own, and Enliven cannot be certain that its agreements with such parties will be upheld in the face of a potential challenge, or that they will not be breached, for which Enliven may not have an adequate remedy. The assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and litigation may be necessary to defend against these and other claims challenging inventorship or ownership. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If Enliven fails in defending any such claims, in addition to paying monetary damages, Enliven may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on Enliven’s business. Even if Enliven is successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

Patent terms may be inadequate to protect Enliven’s competitive position on its product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest United States non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering Enliven’s product candidates are obtained, once the patent life has expired, Enliven may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Enliven’s patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to Enliven’s.

If Enliven does not obtain patent term extension for its product candidates, its business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of Enliven’s product candidates, one or more of Enliven’s United States patents or those of its future licensors may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Act). The Hatch-Waxman

Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of Enliven’s product candidates. However, Enliven may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than Enliven requests. If Enliven is unable to obtain patent term extension or restoration or the term of any such extension is less than it requests, its competitors may obtain approval of competing products following Enliven’s patent expiration, and Enliven’s revenue could be reduced, possibly materially. Further, if this occurs, Enliven’s competitors may take advantage of Enliven’s investment in development and trials by referencing Enliven’s clinical and preclinical data and launch their product earlier than might otherwise be the case.

Enliven may not be able to protect its intellectual property rights throughout the world.

Although Enliven has pending patent applications in the United States and will have pending patent applications in other countries in the future, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and Enliven’s intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Enliven may not be able to prevent third parties from practicing its inventions in all countries outside the United States or from selling or importing products made using Enliven’s inventions in and into the United States or other jurisdictions. Competitors may use Enliven’s technologies in jurisdictions where Enliven has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Enliven has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Enliven’s product candidates, and Enliven’s patents, the patents of its future licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for Enliven to stop the infringement of its patents or its future licensors’ patents or marketing of competing products in violation of its proprietary rights. Proceedings to enforce Enliven’s patent rights in foreign jurisdictions could result in substantial costs and divert Enliven’s efforts and attention from other aspects of its business, could put its patents or the patents of its future licensors at risk of being invalidated or interpreted narrowly and its patent applications or the patent applications of its future licensors at risk of not issuing and could provoke third parties to assert claims against us. Enliven may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Enliven’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that it develops or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Enliven is forced to grant a license to third parties with respect to any patents relevant to Enliven’s business, Enliven’s competitive position may be impaired, and its business, financial condition, results of operations and prospects may be adversely affected.

Obtaining and maintaining Enliven’s patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and Enliven’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of Enliven’s patents and/or applications and those of its future licensors. Enliven has systems in place to remind it to pay these fees, and it relies on its outside patent annuity service to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Enliven employs reputable law firms and other professionals to help it comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on Enliven’s business.

If Enliven’s trademarks and trade names are not adequately protected, then Enliven may not be able to build name recognition in its markets of interest and its business may be adversely affected.

Enliven intends to use trademarks or trade names to brand its products. Enliven’s trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Enliven may not be able to protect its rights to these trademarks and trade names, which it needs to build name recognition among potential partners or customers in its markets of interest. Enliven has not registered any of its trademarks, which could adversely affect its ability to defend its trademark rights. At times, competitors may adopt trade names or trademarks similar to Enliven’s, thereby impeding Enliven’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks that incorporate variations of Enliven’s trademarks or trade names. Over the long term, if Enliven is unable to establish name recognition based on its trademarks and trade names, then it may not be able to compete effectively, and its business may be adversely affected. Enliven’s efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect its financial condition or results of operations.

Enliven may be subject to claims that it or its employees have wrongfully used or disclosed alleged confidential information or trade secrets.

Enliven has entered into and may enter in the future into non-disclosure and confidentiality agreements to protect the proprietary positions of third parties, such as outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors, potential partners, and other third parties. Enliven may become subject to litigation where a third party asserts that Enliven or its employees inadvertently or otherwise breached the agreements and used or disclosed trade secrets or other information proprietary to the third parties. Defense of such matters, regardless of their merit, could involve substantial litigation expense and be a substantial diversion of employee resources from Enliven’s business. Enliven cannot predict whether it would prevail in any such actions. Moreover, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit Enliven from marketing or otherwise commercializing its product candidates and technology. Failure to defend against any such claim could subject Enliven to significant liability for monetary damages or prevent or delay its developmental and commercialization efforts, which could adversely affect Enliven’s business. Even if Enliven is successful in defending against these claims, litigation could result in substantial costs and be a distraction to Enliven’s management team and other employees.

Parties making claims against Enliven may be able to sustain the costs of complex intellectual property litigation more effectively than Enliven can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Enliven’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Enliven’s ability to raise additional funds or otherwise have a material adverse effect on Enliven’s business, operating results, financial condition and prospects.

Enliven may be subject to claims that it has wrongfully hired an employee from a competitor or that Enliven or its employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the pharmaceutical industry, in addition to Enliven’s employees, Enliven engages the services of consultants to assist it in the development of its product candidates. Many of these consultants, and many of Enliven’s employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including Enliven’s competitors or potential competitors. Enliven may become subject to claims that Enliven, Enliven’s employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If Enliven fails in defending any such claims, in addition to paying monetary damages, Enliven may lose valuable intellectual property rights or personnel, which could adversely affect its business. Even if Enliven is successful in defending against these claims, litigation could result in substantial costs and be a distraction to Enliven’s management team and other employees.

Enliven’s rights to develop and commercialize its technology and product candidates may be subject, in part, to the terms and conditions of licenses granted to it by others.

Enliven may enter into license agreements in the future with others to advance its existing or future research or allow commercialization of its existing or future product candidates. These licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which Enliven may wish to develop or commercialize its technology and products in the future.

In addition, subject to the terms of any such license agreements, Enliven may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that Enliven licenses from third parties. In such an event, Enliven cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of its business. If Enliven’s future licensors fail to prosecute, maintain, enforce, and defend such patents or patent applications, or lose rights to those patents or patent applications, the rights Enliven has licensed may be reduced or eliminated, and Enliven’s right to develop and commercialize any of its future product candidates that are subject of such licensed rights could be adversely affected.

Enliven’s future licensors may rely on third-party consultants or collaborators or on funds from third parties such that Enliven’s future licensors are not the sole and exclusive owners of the patents it in-licenses. If other third parties have ownership rights to Enliven’s future in-licensed patents, they may be able to license such patents to Enliven’s competitors, and Enliven’s competitors could market competing products and technology. This could have a material adverse effect on Enliven’s competitive position, business, financial conditions, results of operations, and prospects.

It is possible that Enliven may be unable to obtain licenses at a reasonable cost or on reasonable terms, if at all. Even if Enliven is able to obtain a license, it may be non-exclusive, thereby giving Enliven’s competitors access to the same technologies licensed to Enliven. In that event, Enliven may be required to expend significant time and resources to redesign its technology, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If Enliven is unable to do so, it may be unable to develop or commercialize the affected product candidates, which could harm Enliven’s business, financial condition, results of operations, and prospects significantly. Enliven cannot provide any assurances that third-party patents do not exist which might be enforced against Enliven’s current technology, manufacturing methods, product candidates, or future methods or products resulting in either an injunction prohibiting Enliven’s manufacture or future sales, or, with respect to its future sales, an obligation on Enliven’s part to pay royalties and/or other forms of compensation to third parties, which could be significant.

If Enliven fails to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties or otherwise experience disruptions to its business relationships with its future licensors, Enliven could lose license rights that are important to its business.

Disputes may arise between Enliven and its future licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which Enliven’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	Enliven’s right to sublicense patents and other rights to third parties;

•	Enliven’s diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	Enliven’s right to transfer or assign the license;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Enliven’s future licensors and Enliven and its partners; and

•	the priority of invention of patented technology.

In addition, the agreements under which Enliven licenses intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Enliven believes to be the scope of its rights to the relevant intellectual property or technology, or increase what Enliven believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on Enliven’s business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that Enliven licenses in the future prevent or impair Enliven’s ability to maintain its licensing arrangements on commercially acceptable terms, Enliven may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on its business, financial conditions, results of operations, and prospects.

Despite Enliven’s best efforts, its future licensors might conclude that Enliven materially breached its license agreements and might therefore terminate the license agreements, thereby removing Enliven’s ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to Enliven’s. This could have a material adverse effect on Enliven’s competitive position, business, financial conditions, results of operations, and prospects.

The patent protection and patent prosecution for some of Enliven’s product candidates may be dependent on third parties.

While Enliven normally seeks to obtain the right to control prosecution, maintenance and enforcement of the patents relating to its product candidates, there may be times when the filing and prosecution activities for patents and patent applications relating to Enliven’s product candidates are controlled by its future licensors or collaboration partners. If any of Enliven’s future licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of Enliven’s business, including by payment of all applicable fees for patents covering Enliven’s product candidates, Enliven could lose its rights to the intellectual property or its exclusivity with respect to those rights, Enliven’s ability to develop and commercialize those product candidates may be adversely affected and Enliven may not be able to prevent competitors from making, using and selling competing products. In addition, even where Enliven has the right to control patent prosecution of patents and patent applications it has licensed to and from third parties, Enliven may still be adversely affected or prejudiced by actions or inactions of its licensees, its future licensors and their counsel that took place prior to the date upon which Enliven assumed control over patent prosecution.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for United States-based companies. Compliance with such regulations may limit Enliven’s exclusive rights and limit its ability to contract with non-United States manufacturers.

Although Enliven does not currently own issued patents or pending patent applications that have been generated through the use of United States government funding, it may acquire or license in the future intellectual property rights that have been generated through the use of United States government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the United States government has certain rights in inventions developed with government funding. These United States government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the United States government has the right, under certain limited circumstances, to require Enliven to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations, also referred to as march-in rights. If the United States government exercised its march-in rights in Enliven’s future intellectual property rights that are generated through the use of United States government funding or grants, Enliven could be forced to license or sublicense intellectual property developed by Enliven or that it licenses on terms unfavorable to Enliven, and there can be no assurance that it would receive compensation from the United States government for the exercise of such rights. The United States government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require Enliven to expend substantial resources. In addition, the United States government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for United States industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for United States industry may limit Enliven’s ability to contract with non-United States product manufacturers for products covered by such intellectual property.

Risks Related to Enliven’s Dependence on Third Parties

Enliven relies on third parties to conduct preclinical studies and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies.

Enliven currently utilizes and depends upon and plans to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, contract manufacturing organizations (CMOs), and strategic partners to conduct and support its preclinical studies and clinical trials under agreements with Enliven. For example, Enliven uses Pharmaron to conduct preclinical studies and clinical trials and provide Enliven with active pharmaceutical ingredients, or APIs. Pharmaron has previously experienced and is currently experiencing delays as a result of COVID-19 which resulted in minor delays in Enliven’s preclinical studies and could delay the timing of the nomination for Enliven’s product candidate for its third program. Since Pharmaron is located in China, Enliven is exposed to the possibility of product supply disruption and increased costs in the event of changes in the policies of the United States or Chinese governments, political unrest or unstable economic conditions in China. For example, a trade war could lead to tariffs on the APIs Enliven obtains from Pharmaron. Any of these matters could materially and adversely affect Enliven’s business and results of operations. Further, Enliven may be exposed to fluctuations in the value of the local currency in China. Future appreciation of the local currency could increase Enliven’s costs.

In the future, Enliven may also rely on third parties for the manufacture of any companion diagnostics it may develop. These third parties have had and will continue to have a significant role in the conduct of Enliven’s preclinical studies and clinical trials and the subsequent collection and analysis of data. For example, Enliven’s academic and industrial partners contribute highly enabling technologies and services that include cell proliferation assays, cell-based resistance screens, and ex vivo testing on primary patient samples.

Enliven’s third parties are not its employees, and except for remedies available to Enliven under its agreements with such third parties, Enliven has limited ability to control the amount or timing of resources that any such third party will devote to its preclinical studies or clinical trials. The third parties Enliven relies on for these services may also have relationships with other entities, some of which may be Enliven’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on Enliven’s behalf. Some of these third parties may terminate their engagements with Enliven at any time. Enliven also expects to have to negotiate budgets and contracts with CROs, clinical trial sites and CMOs and Enliven may not be able to do so on favorable terms, which may result in delays to Enliven’s development timelines and increased costs. If Enliven needs to enter into alternative arrangements with, or replace or add any third parties, it would involve substantial cost and require extensive management time and focus, or involve a transition period, and may delay Enliven’s drug development activities, as well as materially impact Enliven’s ability to meet its desired clinical development timelines.

Enliven’s heavy reliance on these third parties for such drug development activities will reduce its control over these activities. As a result, Enliven will have less direct control over the conduct, timing and completion of preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if Enliven were relying entirely upon its own staff. Nevertheless, Enliven is responsible for ensuring that each of its studies and trials is conducted in accordance with applicable protocol, legal and regulatory requirements and scientific standards, and Enliven’s reliance on third parties does not relieve it of its regulatory responsibilities. For example, Enliven will remain responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires Enliven to comply with GCP standards, regulations for conducting, recording and reporting the results of clinical trials to assure that data and reported results are reliable and accurate and that the rights, integrity and confidentiality of trial participants are protected. The EMA also requires Enliven to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If Enliven or any of its CROs fail to comply with applicable GCP requirements, the clinical data generated in Enliven’s clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require Enliven to perform additional clinical trials before approving its marketing applications. There can be no assurance that upon inspection by a given regulatory authority, such regulatory authority will determine that any of Enliven’s clinical trials substantially comply with GCP regulations. In addition, Enliven’s clinical trials must be conducted with product produced under current cGMP regulations and will require a large number of test patients. Enliven’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients, may require Enliven to repeat clinical trials, which would delay the regulatory approval process. Moreover, Enliven’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct Enliven’s clinical trials in accordance with regulatory requirements or Enliven’s stated protocols, or if these third parties need to be replaced, Enliven will not be able to obtain, or may be delayed in obtaining, marketing approvals for its product candidates and will not be able to, or may be delayed in its efforts to, successfully commercialize its product candidates. As a result, Enliven’s financial results and the commercial prospects for its product candidates would be harmed, its costs could increase and its ability to generate revenue could be delayed.

Enliven contracts with third parties for the manufacture of its product candidates for preclinical studies and clinical trials and expects to do so ultimately for commercialization, and the loss of these third parties or their inability to supply Enliven with sufficient quality and quantities of its product candidates or such quantities at an acceptable cost could delay, prevent or impair Enliven’s development or commercialization efforts.

Enliven does not currently have the infrastructure or internal capability to manufacture supplies of its product candidates for use in development and commercialization. Enliven relies, and expects to continue to rely, on third-party manufacturers for the production of its product candidates for preclinical studies and clinical trials under the guidance of members of the Enliven organization. Any supply interruption in limited or sole sourced materials could materially harm Enliven’s ability to manufacture its product candidates until a new source of supply, if any, could be identified and qualified. Enliven may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. To date, Enliven has obtained API and drug product for its product candidates from certain as single-source CMOs. Any performance failures by such CMOs could materially harm Enliven’s business. Enliven does not have long-term supply agreements, and Enliven purchases its required drug product on a purchase order basis, which means that aside from any binding purchase orders Enliven has from time to time, Enliven’s supplier could cease supplying to Enliven or change the terms on which it is willing to continue supplying to Enliven at any time. If Enliven were to experience an unexpected loss of supply of any of its product candidates for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, Enliven could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing preclinical studies or clinical trials.

Enliven expects to continue to rely on third-party manufacturers for the commercial supply of any of its product candidates for which it obtains marketing approval. Enliven may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if Enliven is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

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the failure of the third party to manufacture Enliven’s product candidates according to Enliven’s schedule and specifications, or at all, including if Enliven’s third-party contractors give greater priority to the supply of other products over Enliven’s product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between Enliven and them;

•	the reduction or termination of production or deliveries by suppliers, or the raising or prices or renegotiation of terms;

•	the termination or nonrenewal of arrangements or agreements by Enliven’s third-party contractors at a time that is costly or inconvenient for Enliven;

•	the breach by the third-party contractors of Enliven’s agreements with them;

•	the failure of third-party contractors to comply with applicable regulatory requirements, including cGMPs;

•	the breach by the third-party contractors of Enliven’s agreements with them;

•	the failure of the third party to manufacture Enliven’s product candidates according to Enliven’s specifications;

•	the mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

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clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•	the misappropriation of Enliven’s proprietary information, including Enliven’s trade secrets and know- how.

Enliven does not have complete control over all aspects of the manufacturing process of its contract manufacturing partners and is dependent on these contract manufacturing partners for compliance with cGMP regulations for manufacturing both APIs and finished drug products. To date, Enliven has obtained API and drug product for its product candidates from single-source third party CMOs. Enliven is in the process of developing its supply chain for each of its product candidates and intends to put in place framework agreements under which third-party CMOs will generally provide it with necessary quantities of API and drug product on a project-by-project basis based on Enliven’s development needs. As Enliven advances its product candidates through development, it will consider its lack of redundant supply for the API and drug product for each of its product candidates to protect against any potential supply disruptions. However, Enliven may be unsuccessful in putting in place such framework agreements or protecting against potential supply disruptions.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside of the United States. If Enliven’s CMOs cannot successfully manufacture material that conforms to Enliven’s specifications and the strict regulatory requirements of the FDA, EMA or comparable regulatory authorities, they will not be able to secure and/or maintain marketing approval for their manufacturing facilities. In addition, Enliven does not have control over the ability of its CMOs to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of Enliven’s product candidates or if it withdraws any such approval in the future, Enliven will need to find alternative manufacturing facilities, and those new facilities would need to be inspected and approved by FDA, EMA or comparable regulatory authority prior to commencing manufacturing, which would significantly impact Enliven’s ability to develop, obtain marketing approval for or market its product candidates, if approved. Enliven’s failure, or the failure of its third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Enliven, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of Enliven’s product candidates or drugs and harm Enliven’s business and results of operations.

Enliven’s current and anticipated future dependence upon others for the manufacture of its product candidates may adversely affect its future profit margins and its ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

Enliven’s manufacturing process needs to comply with FDA regulations relating to the quality and reliability of such processes. Any failure to comply with relevant regulations could result in delays in or termination of Enliven’s clinical programs and suspension or withdrawal of any regulatory approvals.

In order to commercially produce its products, if approved, either at a third party’s facility or in any facility of Enliven, Enliven will need to comply with the FDA’s cGMP regulations and guidelines. Enliven may encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. Enliven is subject to inspections by the FDA and comparable foreign regulatory authorities to confirm compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of Enliven’s precision medicines as a result of a failure of Enliven’s facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair Enliven’s ability to develop and commercialize its product candidates, including leading to significant delays in the availability of Enliven’s precision medicines for its clinical trials or the termination of or suspension of a clinical trial, or the delay or prevention of a filing or approval of marketing applications for Enliven’s product candidates. Significant non-compliance could also result in the imposition of sanctions, including warning or untitled letters, fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for Enliven’s product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage Enliven’s reputation and its business.

If Enliven’s third-party manufacturers use hazardous materials in a manner that causes injury or violates applicable law, Enliven may be liable for damages.

Enliven’s research and development activities involve the controlled use of potentially hazardous substances, including chemical materials, by its third-party manufacturers. Enliven’s manufacturers are subject to federal, state and local laws and regulations in the United States governing the use, manufacture, storage, handling and disposal of medical and hazardous materials. Although Enliven believes that its manufacturers’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, Enliven cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, Enliven may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt Enliven’s business operations. In the event of an accident, Enliven could be held liable for damages or penalized with fines, and the liability could exceed Enliven’s resources. Enliven does not have any insurance for liabilities arising from medical or hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair Enliven’s research, development and production efforts, which could harm its business, prospects, financial condition or results of operations.

If Enliven engages in future acquisitions or strategic partnerships, this may increase its capital requirements, dilute its stockholders, cause it to incur debt or assume contingent liabilities, and subject it to other risks.

From time to time, Enliven evaluates various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, product candidates, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of additional indebtedness or contingent liabilities;

•	the issuance of Enliven’s equity securities;

•	assimilation of operations, intellectual property, products and product candidates of an acquired company, including difficulties associated with integrating new personnel;

•	the diversion of Enliven’s management’s attention from Enliven’s existing programs and initiatives in pursuing such a strategic merger or acquisition;

•	retention of key employees, the loss of key personnel and uncertainties in Enliven’s ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products, product candidates and marketing approvals; and

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Enliven’s inability to generate revenue from acquired technology and/or products sufficient to meet its objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if Enliven undertakes acquisitions or pursues partnerships in the future, it may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

If Enliven decides to establish collaborations but is not able to establish those collaborations on commercially reasonable terms, Enliven may have to alter its development and commercialization plans.

Enliven’s drug development programs and the potential commercialization of its product candidates will require substantial additional cash to fund expenses. Enliven may seek to selectively form collaborations to expand its capabilities, potentially accelerate research and development activities and provide for commercialization activities by third parties. Enliven may also seek strategic collaborations to develop combination therapy strategies for its portfolio products, and/or maximize portfolio value globally through selective co-development and/or commercialization collaborations. Any of these relationships may require Enliven to incur non-recurring and other charges, increase its near-and long-term expenditures, issue securities that dilute its existing stockholders, or disrupt its management and business.

Enliven faces significant competition in seeking appropriate collaborators and the negotiation process is time-consuming and complex. Whether Enliven reaches a definitive agreement for a collaboration depends, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of preclinical studies or clinical trials, the likelihood of approval by the FDA, EMA or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to Enliven’s ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with Enliven for Enliven’s product candidate. Further, Enliven may not be successful in its efforts to establish a collaboration or other alternative arrangements for product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy.

In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if Enliven is successful in entering into a collaboration, the terms and conditions of that collaboration may restrict Enliven from entering into future agreements on certain terms with potential collaborators.

If and when Enliven seeks to enter into collaborations, it may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Enliven is unable to do so, it may have to curtail the development of a product candidate, reduce or delay its development program or one or more of its other research programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase its expenditures and undertake development or commercialization activities at its own expense. If Enliven elects to increase its expenditures to fund development or commercialization activities on its own, it may need to obtain additional capital, which may not be available to it on acceptable terms or at all. If Enliven does not have sufficient funds, it may not be able to further develop its product candidates or bring them to market and generate product revenue.

Enliven may enter into collaborations with third parties for the development and commercialization of product candidates. If those collaborations are not successful, Enliven may not be able to capitalize on the market potential of these product candidates.

If Enliven enters into any collaboration arrangements with any third parties for the development and commercialization of Enliven’s product candidates, Enliven will likely have limited control over the amount and timing of resources that its collaborators dedicate to the development or commercialization of Enliven’s product candidates. Enliven’s ability to generate revenue from these arrangements will depend on its collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaborations involving Enliven’s product candidates would pose numerous risks to Enliven, including the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations and may not perform their obligations as expected;

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collaborators may deemphasize or not pursue development and commercialization of Enliven’s product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus, including as a result of a business combination or sale or disposition of a business unit or development function, or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with Enliven’s product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than Enliven’s;

•	a collaborator with marketing and distribution rights to multiple products may not commit sufficient resources to the marketing and distribution of Enliven’s product relative to other products;

•	Enliven may grant exclusive rights to its collaborators that would prevent it from collaborating with others;

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collaborators may not properly obtain, maintain, defend or enforce Enliven’s intellectual property rights or may use Enliven’s proprietary information and intellectual property in such a way as to invite litigation or other intellectual property related proceedings that could jeopardize or invalidate Enliven’s proprietary information and intellectual property or expose Enliven to potential litigation or other intellectual property related proceedings;

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disputes may arise between the collaborators and Enliven that result in the delay or termination of the research, development or commercialization of Enliven’s product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

•	collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all;

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collaborators may not provide Enliven with timely and accurate information regarding development progress and activities under the collaboration or may limit Enliven’s ability to share such information, which could adversely impact Enliven’s ability to report progress to its investors and otherwise plan its own development of its product candidates;

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collaborators may own or co-own intellectual property covering Enliven’s products or product candidates that result from Enliven’s collaborating with them, and in such cases, Enliven would not have the exclusive right to develop or commercialize such intellectual property; and

•	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Enliven’s operating results may fluctuate significantly, which makes Enliven’s future operating results difficult to predict and could cause Enliven’s operating results to fall below expectations or Enliven’s guidance.

Enliven’s quarterly and annual operating results may fluctuate significantly in the future, which makes it difficult for Enliven to predict its future operating results. From time to time, Enliven may enter into license or collaboration agreements or strategic partnerships with other companies that include development funding and significant upfront and milestone payments and/or royalties, which may become an important source of Enliven’s revenue. These upfront and milestone payments may vary significantly from period to period and any such variance could cause a significant fluctuation in Enliven’s operating results from one period to the next.

In addition, Enliven measures compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award as determined by its board of directors, and recognizes the cost as an expense over the employee’s requisite service period. As the variables that Enliven uses as a basis for valuing these awards change over time, the magnitude of the expense that Enliven must recognize may vary significantly.

Furthermore, Enliven’s operating results may fluctuate due to a variety of other factors, many of which are outside of its control and may be difficult to predict, including the following:

•	the timing and cost of, and level of investment in, research and development activities relating to

•	Enliven’s programs, which will change from time to time;

•	Enliven’s ability to enroll patients in clinical trials and the timing of enrollment;

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the cost of manufacturing Enliven’s current product candidates and any future product candidates, which may vary depending on FDA, EMA or other comparable foreign regulatory authority guidelines and requirements, the quantity of production and the terms of Enliven’s agreements with manufacturers;

•	expenditures that Enliven will or may incur to acquire or develop additional product candidates and technologies or other assets;

•	the timing and outcomes of preclinical studies and clinical trials for ELVN-001, ELVN-002 and any product candidates from Enliven’s research programs, or competing product candidates;

•	the need to conduct unanticipated clinical trials or trials that are larger or more complex than anticipated;

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competition from existing and potential future products that compete with ELVN-001, ELVN-002 or any of Enliven’s research programs, and changes in the competitive landscape of Enliven’s industry, including consolidation among Enliven’s competitors or partners;

•	any delays in regulatory review or approval of ELVN-001, ELVN-002 or any of Enliven’s other research programs;

•	the level of demand for any of Enliven’s product candidates, if approved, which may fluctuate significantly and be difficult to predict;

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the risk/benefit profile, cost and reimbursement policies with respect to Enliven’s product candidates, if approved, and existing and potential future products that compete with ELVN-001, ELVN-002 or any of Enliven’s other research programs;

•	Enliven’s ability to commercialize ELVN-001, ELVN-002 or any of Enliven’s research programs, if approved, inside and outside of the United States, either independently or working with third parties;

•	Enliven’s ability to establish and maintain collaborations, licensing or other arrangements;

•	Enliven’s ability to adequately support future growth;

•	potential unforeseen business disruptions that increase Enliven’s costs or expenses;

•	future accounting pronouncements or changes in Enliven’s accounting policies; and

•	the changing and volatile global economic and political environment.

The cumulative effect of these factors could result in large fluctuations and unpredictability in Enliven’s quarterly and annual operating results. As a result, comparing Enliven’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on Enliven’s past results as an indication of its future performance. This variability and unpredictability could also result in Enliven’s failing to meet the expectations of industry or financial analysts or investors for any period. If Enliven’s revenue or operating results fall below the expectations of analysts or investors or below any forecasts Enliven may provide to the market, or if the forecasts Enliven provides to the market are below the expectations of analysts or investors, the price of Enliven’s common stock could decline substantially. Such a stock price decline could occur even when Enliven has met any previously publicly stated guidance it may provide.

Former Enliven identified a material weakness in its internal control over financial reporting. If Enliven’s remediation of the material weakness is not effective, or if Enliven experiences additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls in the future, Enliven may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Enliven and, as a result, the value of its common stock.

In connection with the audits of Former Enliven’s financial statements as of December 31, 2019 and 2020 and for the period June 12, 2019 (inception) through December 31, 2019 and the year ended December 31, 2020, Former Enliven identified a material weakness in its internal controls over financial reporting. The material weakness Former Enliven identified pertains to its oversight of work being performed for it by third-party service providers as it relates to the valuation of the Series A convertible preferred stock tranche liability as Former Enliven’s management review control over information produced by a third-party service provider was not sufficiently precise to identify an error.

Former Enliven remediated this material weakness as of December 31, 2021 by implementing new policies and procedures to enhance management’s review controls over financial information, hiring its CFO and engaging third-party resources with technical expertise and establishment of clear responsibilities to comply with the new policies and procedures. However, Enliven may in the future discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Enliven’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

Former Enliven, and its independent registered public accounting firm, were not required to perform an evaluation of its internal control over financial reporting as of December 31, 2021 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, Enliven cannot assure you that it has identified all, or that it will not in the future have additional, material weaknesses.

Risks Related to Enliven’s Common Stock

The market price of Enliven’s common stock may be volatile, and the market price of the common stock may drop.

The market price of Enliven’s common stock has been and is likely to continue to be subject to significant fluctuations. Some of the factors that may cause the market price of Enliven’s common stock to fluctuate include:

•	timing and results of INDs, preclinical studies and clinical trials of Enliven’s product candidates, or those of Enliven’s competitors or Enliven’s existing or future collaborators;

•	the success of competitive products or announcements by potential competitors of their product development efforts;

•	failure to meet or exceed financial and development projections Enliven may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if Enliven does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Enliven or its competitors;

•	actions taken by regulatory agencies with respect to Enliven’s product candidates, clinical studies, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and Enliven’s ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Enliven’s business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	geo-political developments, general market or macroeconomic conditions including inflation and interest rates;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	expiration of market stand-off or lock-up agreements;

•	changes in the structure of healthcare payment systems;

•	announcement of expectation of additional financing efforts;

•	sales of securities by Enliven or its securityholders in the future;

•	if Enliven fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	trading volume of Enliven’s common stock;

•	publicity or announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

•	the introduction of technological innovations or new product candidates that compete with the products and services of Enliven; and

•	period-to-period fluctuations in Enliven’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Enliven’s common stock. In addition, macroeconomic conditions, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect Enliven’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Enliven experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Enliven’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.

Enliven may be unable to integrate successfully and realize the anticipated benefits of the Merger.

The Merger involves the combination of two companies which operated as independent companies. Enliven may fail to realize some or all of the anticipated benefits of the Merger if the integration process takes longer than expected or is more costly than expected.

Potential difficulties Enliven may encounter in the integration process include the following:

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the inability to successfully combine the businesses of Enliven and Former Enliven in a manner that permits Enliven to achieve the anticipated benefits from the Merger, which would result in the anticipated benefits of the Merger not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger.

In addition, Enliven and Former Enliven operated independently prior to the completion of the Merger. It is possible that the integration process also could result in the diversion of Enliven’s management’s attention, the disruption or interruption of, or the loss of momentum in, Enliven’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect Enliven’s ability to maintain its business relationships or the ability to achieve the anticipated benefits of the Merger, or could otherwise adversely affect the business and financial results of Enliven.

Enliven will need substantial additional funding before it can complete the development of its product candidates. If Enliven is unable to obtain such additional capital on favorable terms, on a timely basis or at all, it would be forced to delay, reduce or eliminate its product development and clinical programs and may not have the capital required to otherwise operate its business.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. Enliven has not generated any revenues from the commercial sale of products and will not be able to generate any product revenues until, and only if, Enliven receives approval to sell its product candidates from the FDA or other regulatory authorities. The cash from both Enliven and Former Enliven at closing, including the net proceeds of the Enliven pre-closing financing, are expected to fund operations into early 2026. However, as Enliven has not generated any revenue from commercial sales to date and does not expect to generate any revenue for several years, if ever, Enliven will need to raise substantial additional capital in order to fund its general corporate activities and to fund its research and development, including its currently planned clinical trials and plans for new clinical trials and product development.

Enliven may seek to raise additional funds through various potential sources, such as equity and debt financings, or through strategic collaborations and license agreements. Enliven can give no assurances that it will be able to secure such additional sources of funds to support its operations or, if such funds are available, that such additional financing will be sufficient to meet its needs. Moreover, to the extent that Enliven raises additional funds by issuing equity securities, its stockholders may experience additional significant dilution and new investors could gain rights, preferences and privileges senior to the holders of common stock. Debt financing, if available, may involve restrictive covenants. To the extent that Enliven raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to its technologies or product candidates, or grant licenses on terms that may not be favorable.

Given Enliven’s capital constraints, it will need to prioritize spending on its clinical and preclinical programs. If Enliven is unable to raise sufficient funds to support its current and planned operations, it may elect to discontinue certain of its ongoing activities or programs. Enliven’s inability to raise additional funds could also prevent it from taking advantage of opportunities to pursue promising new or existing programs in the future.

Enliven’s forecasts regarding its beliefs in the sufficiency of its financial resources to support its current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. These estimates are based on assumptions that may prove to be wrong, and Enliven could utilize its available capital resources sooner than currently expected.

Enliven will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Enliven will incur significant legal, accounting and other expenses as a public company that Former Enliven did not incur as a private company, including costs associated with public company reporting obligations under the Exchange Act. Some of Enliven’s management team have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that Enliven complies with all of these requirements. Any changes Enliven makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for Enliven to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Once Enliven is no longer an emerging growth company, a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Enliven will be subject to additional laws and regulations affecting public companies that will increase Enliven’s costs and the demands on management and could harm Enliven’s operating results.

Enliven is subject to the reporting requirements of the Exchange Act, which requires, among other things, that Enliven file with the SEC, annual, quarterly and current reports with respect to Enliven’s business and financial condition as well as other disclosure and corporate governance requirements. However, as an emerging growth company, Enliven may take advantage of exemptions from various requirements such as an exemption from the requirement to have Enliven’s independent auditors attest to Enliven’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 as well as an exemption from the “say on pay” voting requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. After Enliven no longer qualifies as an emerging growth company, Enliven may still qualify as a “smaller reporting company” which may allow Enliven to take advantage of some of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in Enliven’s periodic reports and proxy statements. Even after Enliven no longer qualifies as an emerging growth company, it expects to still qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, which will allow Enliven to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the definitive proxy statement/prospectus, Enliven’s Current Report on Form 8-K of which this Exhibit 99.2 is a part and in Enliven’s periodic reports and proxy statements. Once Enliven is no longer an emerging growth company, a smaller reporting company or otherwise qualifies for these exemptions, Enliven will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If Enliven is not able to comply with the requirements in a timely manner or at all, Enliven’s financial condition or the market price of Enliven’s common stock may be harmed. For example, if Enliven or its independent auditor identifies deficiencies in Enliven’s internal control over financial reporting that are deemed to be material weaknesses Enliven could face additional costs to remedy those deficiencies, the market price of Enliven’s stock could decline or Enliven could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Provisions that are in Enliven’s certificate of incorporation and bylaws and provisions under Delaware law could make an acquisition of Enliven, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove its management.

Provisions that are included in Enliven’s certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control of Enliven that stockholders may consider favorable, including transactions in which its common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of Enliven’s common stock, thereby depressing the market price of its common stock. In addition, because Enliven’s board of directors will be responsible for appointing the members of Enliven’s management team, these provisions may frustrate or prevent any attempts by Enliven’s stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of Enliven’s board of directors. Among other things, these provisions:

•	continue the use of a classified board of directors such that not all members of the Enliven board of directors are elected at one time;

•	allow the authorized number of Enliven’s directors to be changed only by resolution of its board of directors;

•	limit the manner in which stockholders can remove directors from Enliven’s board of directors;

•	provide for advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and for nominations to Enliven’s board of directors;

•	limit who may call stockholder meetings;

•	prohibit actions by Enliven’s stockholders by written consent;

•	require that stockholder actions be effected at a duly called stockholders meeting;

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authorize Enliven’s board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by Enliven’s board of directors; and

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require the approval of the holders of at least 75 percent of the votes that all Enliven stockholders would be entitled to cast to amend or repeal certain provisions of Enliven’s certificate of incorporation or for Enliven’s stockholders to amend Enliven’s bylaws.

Moreover, because Enliven is incorporated in Delaware, it is governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which generally prohibits a person who, together with their affiliates and associates, owns 15% or more of the company’s outstanding voting stock from, among other things, merging or combining with the company for a period of three years after the date of the transaction in which the person acquired ownership of 15% or more of the company’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

The certificate of incorporation of Enliven generally provides that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between Enliven and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Enliven or its directors, officers or other employees.

The certificate of incorporation of Enliven provides that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on Enliven’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Enliven’s directors, officers, employees or stockholders to the company or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim arising pursuant to any provision of Enliven’s restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

This exclusive forum provision may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Enliven or its directors, officers or other employees or stockholders, which may discourage such lawsuits against Enliven and its directors, officers and other employees and stockholders. Alternatively, if a court were to find the choice of forum provision contained in Enliven’s restated certificate of incorporation to be inapplicable or unenforceable in an action, Enliven may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations.

Enliven’s ability to utilize its net operating loss carryforwards (NOLs) and tax credit carryforwards may be subject to limitations.

Following the Merger, Enliven’s NOLs will be attributable to both the historic pre-Merger NOLs of Former Enliven and the historic pre-Merger NOLs of Enliven, subject to applicable limitations.

In general, Enliven’s ability to use its federal and state NOLs to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon Enliven’s generation of future taxable income, and Enliven cannot predict with certainty when, or whether, Enliven will generate sufficient taxable income to use all of its NOLs. For U.S. federal income tax purposes, under the Tax Cuts and Jobs Act, or TCJA, as amended by the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, NOL carryforwards generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but for taxable years beginning after December 31, 2020, the deductibility of federal NOL carryforwards is limited to 80% of current year taxable income. Similar state law limitations may apply, including NOL limitations in the state of California with respect to Former Enliven. In addition, under Section 382 and Section 383 of the U.S. Internal Revenue Code of 1986, as amended, the Code, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited, including as a result of ownership changes that are beyond its control. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. There is also a risk that due to regulatory changes, such as suspensions on the use of NOL carryforwards, or other unforeseen reasons, existing NOL carryforwards could expire or otherwise be unavailable to offset future income tax liabilities.

As of December 31, 2021, Former Enliven had federal NOL carryforwards of approximately $31.8 million, which have no expiration for U.S. federal tax purposes. As of December 31, 2021, Former Enliven had California NOL carryforwards of approximately $32.3 million, which will begin to expire in 2039 for California tax purposes. Former Enliven may have also experienced ownership changes in the past for both federal and state purposes. Former Enliven has not conducted any studies to determine annual limitations, if any, that could result from such changes in ownership. The potential consequences of the Merger upon the NOLs of Former Enliven under Sections 382 and 383 of the Code have not yet been determined.

Prior to the Merger, as of December 31, 2021, Enliven had federal NOLs of $139.2 million and state NOLs of $129.4 million. Enliven may have also experienced ownership changes in the past for both federal and state purposes, including as a result of its public offering of shares of common stock in July 2021. Enliven is also expected to experience an ownership change as a result of the Merger, however, the amount of any applicable limitations under Sections 382 and 383 of the Code have not yet been determined.

As a result of the various potential limitations noted above, even if Enliven is profitable following the Merger, it may not be able to utilize a material portion of its NOL carryforwards and other tax attributes, which could have a material adverse effect on its cash flow and results of operations.

Changes in tax laws or in their implementation may adversely affect Enliven’s business and financial condition.

Changes in tax law may adversely affect Enliven’s business or financial condition. On December 22, 2017, the U.S. government enacted the TCJA, which significantly reformed the Code. The TCJA, as amended by the CARES Act, among other things, contained significant changes to corporate taxation, including a reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for NOLs to 80% of current year taxable income and the elimination of NOL carrybacks, in each case, for NOLs arising in taxable years beginning after December 31, 2017 (though any such NOLs may be carried forward indefinitely and such NOLs arising in taxable years beginning before January 1, 2021 are generally eligible to be carried back up to five years), the imposition of a one-time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, the elimination of U.S. tax on foreign earnings (subject to certain important exceptions), the allowance of immediate deductions for certain new investments instead of deductions for depreciation expense over time, and the modification or repeal of many business deductions and credits.

In addition to the CARES Act, as part of Congress’ response to the COVID-19 pandemic, economic relief legislation has been enacted in 2020 and 2021 containing tax provisions. In addition, the IRA was signed into law in August 2022. The IRA introduced new tax provisions, including a 1% excise tax imposed on certain stock repurchases by publicly traded companies. In the absence of regulatory guidance, the 1% excise tax generally applies to certain acquisitions of stock by the publicly traded company (or certain of its affiliates) from a stockholder of the company in exchange for money or other property (other than stock of the company itself), subject to a de minimis exception. Thus, the excise tax could apply to certain transactions that are not traditional stock repurchases. Regulatory guidance under the TCJA and such additional legislation, is and continues to be forthcoming, and such guidance could ultimately increase or lessen the impact of these laws on Enliven’s business and financial condition. In addition, it is uncertain if and to what extent various states will conform to the TCJA and additional tax legislation.

Enliven does not anticipate that it will pay any cash dividends in the foreseeable future.

The current expectation is that Enliven will retain its future earnings, if any, to fund the growth of Enliven’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Enliven will be your sole source of gain, if any, for the foreseeable future.

There may not be an active trading market for Enliven’s common stock may and its stockholders may not be able to resell their shares of common stock for a profit, if at all.

Prior to the Merger, there had been no public market for shares of Former Enliven capital stock. An active trading market for Enliven’s shares of common stock may not be sustained. If an active market for Enliven’s common stock is not sustained, it may be difficult for its stockholders to sell their shares at an attractive price or at all.

Future sales of shares by existing stockholders could cause Enliven’s stock price to decline.

If securityholders of Enliven sell, or indicate an intention to sell, substantial amounts of Enliven’s common stock in the public market after legal restrictions on resale discussed in the Company’s definitive proxy statement/prospectus lapse, the trading price of the common stock of Enliven could decline. Based on shares outstanding as of February 23, 2023, following the Merger, Enliven had a total of approximately 41.1 million shares of common stock after taking into account the Reverse Stock Split as defined in the Company’s Report on Form 8-K of which this Exhibit 99.2 is a part. Of the shares of common stock, approximately 18 million shares will become available for sale in the public market beginning 180 days after the closing of the Merger as a result of the expiration of lock-up agreements between Enliven and Former Enliven on the one hand and certain securityholders of Enliven and Former Enliven on the other hand. All other outstanding shares of common stock, other than shares held by affiliates of Enliven, will be freely tradable, without restriction, in the public market. In addition, shares of common stock that are subject to outstanding options of Former Enliven will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. If these shares are sold, the trading price of Enliven’s common stock could decline.

Enliven’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to Enliven’s stockholders for approval.

Enliven’s executive officers, directors and principal stockholders, in the aggregate, beneficially own approximately 48.3% of Enliven’s outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to Enliven’s stockholders for approval, as well as Enliven’s management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Enliven’s assets. This concentration of voting power could delay or prevent an acquisition of Enliven on terms that other stockholders may desire.

Enliven may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on Enliven’s business and operations.

Enliven may be exposed to increased litigation from stockholders, suppliers and other third parties due to the combination of Enliven’s business and Former Enliven’s business. Such litigation may have an adverse impact on Enliven’s business and results of operations or may cause disruptions to Enliven’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against Enliven, could cause the Enliven to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on Enliven’s business, financial condition and results of operations.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Enliven, its business or its market, its stock price and trading volume could decline.

The trading market for Enliven’s common stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect not to provide research coverage of Enliven’s common stock, and such lack of research coverage may adversely affect the market price of its common stock. In the event it does have equity research analyst coverage, Enliven will not have any control over the analysts or the content and opinions included in their reports. The price of Enliven’s common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of Enliven or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Enliven has broad discretion in the use of the cash and cash equivalents of Enliven and the proceeds from the Former Enliven pre-closing financing and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Enliven has broad discretion over the use of the cash and cash equivalents of Enliven and the proceeds from the Former Enliven pre-closing financing. You may not agree with Enliven’s decisions, and its use of the proceeds may not yield any return on your investment. Enliven’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Enliven might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence its decisions on how to use Enliven’s cash resources.

Enliven’s internal control over financial reporting may not meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, could have a material adverse effect on Enliven’s business and share price.

As a privately held company, Former Enliven was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act, or Section 404. Enliven’s management is required to report on the effectiveness of Enliven’s internal control over financial reporting. The rules governing the standards that must be met for Enliven’s management to assess Enliven’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

Any failure to maintain effective internal control over financial reporting could severely inhibit Enliven’s ability to accurately report its financial condition, results of operations or cash flows. If Enliven is unable to conclude that its internal control over financial reporting is effective, or if Enliven’s independent registered public accounting firm determines Enliven has a material weakness or significant deficiency in Enliven’s internal control over financial reporting once that firm begins its reporting on internal control over financial reporting, investors may lose confidence in the accuracy and completeness of Enliven’s financial reports, the market price of Enliven’s common stock could decline, and Enliven could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in Enliven’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict Enliven’s future access to the capital markets.

General Risk Factors

Enliven’s operations are vulnerable to interruption by flood, fire, earthquakes, power loss, telecommunications failure, terrorist activity, pandemics and other events beyond its control, which could harm its business.

Enliven’s office facilities are located in Colorado. Enliven has not undertaken a systematic analysis of the potential consequences to its business and financial results from a major blizzard, flood, fire, earthquake, power loss, telecommunications failure, terrorist activity, pandemics or other disasters and do not have a recovery plan for such disasters. In addition, Enliven does not carry sufficient insurance to compensate it for actual losses from interruption of its business that may occur, and any losses or damages incurred by it could harm its business. The occurrence of any of these business disruptions could seriously harm Enliven’s operations and financial condition and increase its costs and expenses.